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                            STOCK PURCHASE AGREEMENT


                                      among


                        The Estate of Donald D. Goldberg,
                             Seth I. Goldberg, M.D.,
                            Glenn T. Goldberg, M.D.,
                                Peter Demetriou,
                                Elias Halvatzis,
                                 Seymour Sadkin,
                        The Estate of Philip Slater, and
                                 Susan Barbiero
                                 as the Sellers,


                                       and

                           FPIC INSURANCE GROUP, INC.

                                  as Purchaser

                             as of November 25, 1998

                                TABLE OF CONTENTS

ARTICLE  I
Sale and Purchase of AFP Shares................................................2
         Section 1.1  Sale of AFP Shares by the Sellers........................2
         Section 1.2  Purchase of AFP Shares by Purchaser. ....................2
         Section 1.3  Purchase Consideration...................................2
         Section 1.4  PRI Relationship.........................................2
         Section 1.5  Closing..................................................3

ARTICLE  II
Covenants......................................................................4
         Section 2.1  PRI Board of Governors...................................4
         Section 2.2  Noncompetition Agreements................................4
         Section 2.3  Bruce Goldberg Noncompetition Agreement..................4
         Section 2.4  SIG Consulting and Noncompetition Agreement..............5
         Section 2.5  Subscriber Approvals.....................................5
         Section 2.6  Other Approvals..........................................6
         Section 2.7  Reserves.................................................6
         Section 2.8  Dividends................................................6
         Section 2.9  Management Agreement Compensation........................7
         Section 2.10  Reinsurance Agreement...................................8
         Section 2.11  Management Agreement....................................8
         Section 2.12  Additional Covenants of the Sellers.....................8
                      (a)  Access to Information...............................8
                      (b)  Conduct of Business.................................9
                      (c)  Disposition of Shares..............................12
                      (d)  Resignations.......................................12
                      (e)  Intercompany Accounts..............................12
                      (f)  Payment of Liabilities.............................12
                      (g)  Preservation of Business...........................13
                      (h)  Investment Portfolio Requirements..................13
                      (i)  Notice and Cure....................................13
                      (j)  Further Actions....................................14
                      (k)  Reasonable Efforts.................................14
         Section 2.13  Covenants of Purchaser.................................14
                      (a)  Further Actions....................................14
                      (b)  Reasonable Efforts.................................14
         Section 2.14  Bonomo Employment Agreement............................14
         Section 2.15  Lease Security.........................................15

ARTICLE  III
Representations and Warranties................................................15
         Section 3.1  Representations and Warranties of the Sellers. .........15
                      (a)  Status of the Goldberg Sellers. ...................15
                      (b)  Power and Authority. ..............................16
                      (c)  No Conflicts. .....................................16
                      (d)  Consents and Approvals. ...........................17
                      (e)  Organization and Good Standing of AFP;
                                Authority to Conduct Business. ...............18
                      (f)  Capital Structure of AFP...........................19
                      (g)  Subsidiaries.......................................19
                      (h)  Financial Statements...............................20
                      (i)  Statement Accuracy.................................20
                      (j)  Intercompany Accounts..............................20
                      (k)  Undisclosed Liabilities............................21
                      (l)  Litigation.........................................21
                      (m)  Real and Personal Property.........................22
                      (n)  Leases and Rental Contracts........................22
                      (o)  Contracts..........................................23
                      (p)  Compliance with Other Instruments and Laws.........24
                      (q)  Regulatory Filings.................................25
                      (r)  Absence of Certain Changes.........................26
                      (s)  Taxes..............................................27
                      (t)  Insurance Policies.................................29
                      (u)  Transactions with Interested Persons...............30
                      (v)  Bank and Brokerage Accounts........................30
                      (w)  Disclosure.........................................30
                      (x)  Employee Benefit Plans.............................31
                      (y)  Employees..........................................34
                      (z)  Patents, Trademarks, Etc...........................35
                      (aa)  Brokers...........................................35
                      (bb)  Computer Software.................................35
                      (cc)  Books and Records.................................36
                      (dd)  No Investment Company.............................37
                      (ee)  No Implied Warranties.............................37
                      (ff)  Status............................................37
                      (gg)  Power and Authority. .............................37
                      (hh)  No Conflicts. ....................................38
                      (ii)  Consents and Approvals............................38
                      (jj)  Ownership.........................................39
                      (kk)  Intercompany Accounts.............................39
                      (ll)  Noncompetition....................................39
                      (mm)  Status............................................40

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                      (nn)  Power and Authority. .............................40
                      (oo)  No Conflicts. ....................................40
                      (pp)  Consents and Approvals............................41
                      (qq)  Ownership.........................................41
                      (rr)  Intercompany Accounts.............................42
                      (ss)  Noncompetition.  .................................42
         Section 3.2  Representations and Warranties of the Goldberg Sellers
                      Regarding PRI...........................................42
                      (a)  Power and Authority................................42
                      (b)  No Conflicts.......................................43
                      (c)  Consents and Approvals.............................43
                      (d)  Organization and Good Standing of PRI;
                                 Authority to Conduct Business................44
                      (e)  Subsidiaries.......................................44
                      (f)  Financial Statements...............................44
                      (g)  Statement Accuracy.................................45
                      (j)  Intercompany Accounts..............................47
                      (k)  Undisclosed Liabilities............................47
                      (l)  Litigation.........................................47
                      (m)  Real and Personal Property.........................48
                      (n)  Leases and Rental Contracts........................48
                      (o)  Contracts..........................................48
                      (p)  Compliance with Other Instruments and Laws.........50
                      (q)  Regulatory Filings.................................51
                      (r)  Taxes..............................................52
                      (s)  Insurance Policies.................................54
                      (t)  Transactions with Interested Persons...............54
                      (u)  Bank and Brokerage Accounts........................54
                      (v)  Disclosure.........................................55
                      (w)  Employees..........................................55
                      (x)  Surplus Relief.....................................55
                      (y)  Insurance Issued by PRI............................55
                      (z)  Patents, Trademarks, Etc...........................58
                      (aa)  Computer Software.................................58
                      (bb)  No Threatened Cancellation........................58
                      (cc)  Books and Records.................................59
                      (dd)  No Investment Company.............................59
                      (ee)  Investment Portfolio..............................59
         Section 3.3 Representations and Warranties of Purchaser..............59
                      (a)  Organization and Good Standing.....................60
                      (b)  Power and Authority................................60
                      (c)  No Conflicts.......................................60

                      (d)  Consents and Approvals.............................61
                      (e)  Disclosure.........................................61
                      (f)  Brokers............................................62
                      (g)  Purchaser's Examination............................62

ARTICLE  IV
Conditions Precedent..........................................................63
         Section 4.1  Purchaser...............................................63
                      (a)  Representations and Warranties.....................64
                      (b)  Performance of Obligations.........................64
                      (c)  Threatened or Pending Proceedings..................64
                      (d)  Approvals and Consents.............................64
                      (e)  Corporate and Other Approvals and Consents.........65
                      (f)  Legal Opinions.....................................65
                      (g)  No Adverse Change..................................65
                      (h)  Amended and Restated Management Agreement..........65
                      (i)  Reinsurance Agreement..............................66
                      (j)  Bonomo Employment Agreement........................66
                      (k)  Board of Governors.................................66
                      (l)  BG Agreement.......................................66
                      (m)  SIG Agreement......................................66
                      (n)  Noncompetition Agreements..........................67
                      (o)  Resignations.......................................67
                      (p)  338(h)(10) Election................................67
                      (r)  Secretary's Certificates...........................68
         Section 4.2  Conditions to the Obligations of the Sellers............68
                      (a)  Representations and Warranties.....................68
                      (b)  Performance of Obligations.........................69
                      (c)  Threatened or Pending Proceedings..................69
                      (d)  Approvals and Consents.............................69
                      (e)  Legal Opinion......................................69

ARTICLE  V
Indemnification...............................................................70
         Section 5.1 Survival of Representations and Warranties...............70
         Section 5.2  Indemnification.........................................71


ARTICLE  VI Confidentiality...................................................75
         Section 6.1  Confidentiality.........................................75

ARTICLE  VII
Miscellaneous.................................................................76
         Section 7.1  Tax Matters.............................................76
                      (a)  Liability for Taxes................................76
                      (b)  ...................................................77
                      (c)  Cooperation on Tax Matters.........................77
                      (d)  338(h)(10) Election................................78
         Section 7.2  Plan Amendment..........................................79
         Section 7.3  Plan Matters............................................79
         Section 7.4  Expenses................................................80
         Section 7.5  Guaranty................................................81
         Section 7.6  Litigation Defense......................................81
         Section 7.7  Notices.................................................82
         Section 7.8  Termination.............................................83
         Section 7.9  Amendment...............................................84
         Section 7.10  Counterparts...........................................84
         Section 7.11  Governing Law..........................................84
         Section 7.12  Entire Agreement.......................................84
         Section 7.13  Waivers................................................84
         Section 7.14  Headings...............................................85
         Section 7.15  Assignment.............................................85
         Section 7.16  Further Assurances.....................................85

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of November 25, 1998, among The Estate of Donald D. Goldberg (the "DDG Estate"), Seth I. Goldberg, M.D. ("SIG"), Glenn T. Goldberg, M.D. ("GTG" and together with the DDG Estate and SIG, each a "Goldberg Seller" and collectively, the "Goldberg Sellers"), Peter Demetriou ("Demetriou"), Elias Halvatzis ("Halvatzis"), Seymour Sadkin ("Sadkin"), The Estate of Philip Slater (the "Slater Estate"), and Susan Barbiero ("Barbiero" and (i) together with Demetriou, Halvatzis, Sadkin, and the Slater Estate, collectively, the "Non-Goldberg Sellers" and each a "Non-Goldberg Seller" and (ii) together with the other Non-Goldberg Sellers and the Goldberg Sellers, the "Sellers" and each, a "Seller"), and FPIC Insurance Group, Inc., a Florida corporation ("Purchaser").

                                 P R E A M B L E

     The Sellers are the record and beneficial owners of all of the issued and outstanding capital stock of Administrators for the Professions, Inc., a New York corporation ("AFP"). Purchaser desires to purchase all of the issued and outstanding capital stock of AFP (the "AFP Shares"), and the Sellers desire to sell to Purchaser all of the AFP Shares, all subject to the terms and conditions hereinafter set forth.

     ACCORDINGLY, the parties hereto agree as follows:

                                       -1-
                                        1

                                    ARTICLE I
                         Sale and Purchase of AFP Shares

     Section 1.1 Sale of AFP Shares by the Sellers. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.5 hereof) and for the consideration set forth in Section 1.3 hereof, the Sellers shall sell to Purchaser the AFP Shares.

     Section 1.2 Purchase of AFP Shares by Purchaser. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall purchase the AFP Shares for the consideration set forth in Section 1.3 hereof.

     Section 1.3 Purchase Consideration.

     The aggregate consideration to be paid by Purchaser for the AFP Shares shall be U.S. $44,000,000 in cash and 214,286 shares of common stock, par value $.10 per share of Purchaser (the "Purchase Consideration"), which shall be divided among and payable to the Sellers as provided in Schedule 1.3.

     Section   1.4  PRI   Relationship.   The  Sellers   acknowledge   that  the
relationships of AFP with PRI and with the insureds of PRI is a unique, key asset of AFP and of fundamental and material importance to Purchaser in determining to execute and deliver this Agreement and to complete the purchase of the AFP Shares. Therefore, each Seller acknowledges and agrees that such Seller shall not at any time following the Closing in any manner induce or attempt to induce PRI to terminate its relationship or contractual agreements with AFP and its Affiliates. For purposes of this Agreement, an "Affiliate" of a person or entity shall mean any other person or entity that controls, is controlled by, or is under common control with such person or entity, whether by ownership, agreement, or otherwise. Notwithstanding any other provision of this Agreement, the provisions of this Section 1.4 shall survive the execution and delivery of this Agreement and the Closing.

     Section  1.5  Closing.  If this  Agreement  is not  terminated  pursuant to
Section 7.5 hereof, the sale and purchase of the AFP Shares shall take place at a closing (the "Closing") to be held in New York, New York at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Purchaser, on the later of January 4, 1998 or the fifth business day after the satisfaction or waiver of satisfaction of the conditions contained in Article IV hereof or on such other date as is mutually agreed upon by the parties (such date being herein referred to as the "Closing Date"). At the Closing, the Sellers shall (i) deliver to Purchaser certificates representing the AFP Shares (along with appropriate stock powers endorsed in blank), free and clear of all liens, charges, security interests, and other encumbrances and claims of others, and with all transfer and other applicable taxes paid, and (ii) shall deliver or cause to be delivered to Purchaser (a) all minute books of AFP, along with all other corporate records, documents, certificates and licenses of AFP that may be in the hands or control of AFP or the Sellers, and (b) such other certificates, opinions and documents required to be delivered pursuant to the terms of this Agreement as a condition precedent to Purchaser's obligations hereunder. At the Closing,
Purchaser shall (a) deliver to the Sellers the cash portion of the Purchase Consideration by wire transfer to such bank account as the Sellers shall have advised Purchaser in writing at least 3 business days prior to the Closing Date and the certificates representing the stock portion of the Purchase Consideration and (b) deliver to the Sellers such other certificates, opinions and documents required to be delivered pursuant to the terms of this Agreement as a condition precedent to the Sellers' obligations hereunder.

                                   ARTICLE II
                                    Covenants

     Section 2.1 PRI Board of Governors. The Sellers shall use reasonable efforts (i) to cause three persons designated by Purchaser to be elected to the Board of Governors of Physicians Reciprocal Insurers ("PRI") effective as of the Closing and (ii) to cause any resignations of existing members of the PRI Board of Governors necessitated thereby to occur.

     Section 2.2 Noncompetition Agreements. At the Closing, GTG shall enter into a Noncompetition Agreement with AFP in the form attached hereto as Exhibit 2.2(a) and the DDG Estate shall enter into a Noncompetition Agreement with AFP in the form attached hereto as Exhibit 2.2(b).

     Any agreements, documents, instruments, filings, or forms required to be entered into by AFP pursuant to or in accordance with this Agreement may hereinafter be referred to as the "AFP Agreements."

     Section 2.3 Bruce Goldberg Noncompetition Agreement. The AFP Sellers (i) shall use reasonable efforts to cause Bruce Goldberg to terminate all of his positions (including all officer, director and other positions) with AFP and PRI as of or prior to the Closing with no cost or liability to AFP or PRI (other than those set forth in the BG Agreement, defined below) and (ii) shall cause AFP to, and shall use reasonable efforts to cause Bruce Goldberg to, enter into a Noncompetition Agreement in the form attached hereto as Exhibit 2.3 (the "BG Agreement"), which shall be effective as of the Closing.

     Section 2.4 SIG Consulting and Noncompetition Agreement. As of the Closing,
(i) SIG shall terminate all of his positions (including all officer, director and other positions) with AFP and PRI with no cost or liability to AFP or PRI (other than those set forth in the SIG Agreement, defined below) and (ii) SIG shall, and the AFP Shareholders shall cause AFP to, enter into a Consulting and Noncompetition Agreement in the form attached hereto as Exhibit 2.4 (the "SIG Agreement").

     Section 2.5 Subscriber Approvals. In the event that the Insurance Department of the State of New York (the "New York Department") requires PRI, or applicable law otherwise requires PRI, to obtain the approval prior to the Closing of the Subscribers of PRI (the "Subscribers") to the transactions contemplated hereunder or in connection with this Agreement or under or in connection with the PRI Agreements or the AFP Agreements, then as soon as reasonably practicable, the Goldberg Sellers shall cause AFP and/or PRI to send notice to the Subscribers and conduct a Subscribers meeting or otherwise obtain such Subscriber approval in accordance with all applicable laws. AFP shall permit Purchaser to review all materials to be sent to the Subscribers in connection with obtaining such Subscriber approval. All such materials and the methods of solicitation shall be submitted to Purchaser for approval, which approval shall not be unreasonably withheld.

     Section 2.6 Other Approvals. As soon as practicable after the execution of this Agreement, the Sellers shall, and shall cause AFP and PRI to, make any and all submissions and filings and take any and all other actions as may be required to obtain, as soon as reasonably practicable, any and all necessary approvals or authorizations from the New York Department and any other required governmental entities or bodies or third parties to permit the execution, delivery, and performance (prior to, at and following the Closing) of the PRI Agreements, the AFP Agreements, and any other agreements or instruments contemplated by this Agreement in compliance with all applicable laws, regulations, and other legal requirements.

     Section 2.7 Reserves.  The Sellers  covenant  that,  except as set forth on
Schedule 2.7, (i) since June 30, 1998, neither AFP nor PRI has caused or allowed, and through the Closing they will not permit AFP to cause or allow, the levels of PRI's 1997 and prior years reserves to be changed from the levels shown on the PRI Statutory Statements (as defined in Section 3.2(g)) for the period ending June 30, 1998 and (ii) since December 31, 1997, PRI has recorded incurred losses and loss adjustment expenses on its books at a ratio at least equal to the ratio at which incurred losses and loss adjustment expenses were recorded on its books for 1997, as shown on the PRI Statutory Statements for the period ending December 31, 1997, and through the Closing they will cause AFP to continue to record incurred losses and loss adjustment expenses on PRI's books at a ratio at least equal to the ratio at which incurred losses and loss adjustment expenses were recorded on PRI's books for the period ending September 30, 1998, as shown on the PRI Statutory Statements for the period ending September 30, 1998.

     Section 2.8 Dividends. Prior to the Closing, AFP shall be permitted to continue to pay cash dividends to the Sellers in respect of their capital stock of AFP; provided, that (i) such payments are consistent with past practices, (ii) such payments do not violate any other covenants contained in this Agreement and
(iii) the Sellers shall cause AFP to retain a net worth, consisting of cash and cash equivalents, of at least $200,000 as of the Closing. The Sellers shall not permit AFP to pay any other dividends. Within forty five (45) days following the Closing, Purchaser shall cause AFP's independent auditors to make a final calculation of the net worth of AFP as of the Closing and shall pay to the Sellers the positive net worth of AFP as of the Closing, which amount shall be allocated among the Sellers consistent with the proportions set forth in
Schedule 1.3. In the event that it is determined that AFP has a negative net worth as of the Closing, the Sellers shall promptly pay to Purchaser an amount equal to the difference between $0 and AFP's net worth as of the Closing. The payment obligations under this Section 2.8 shall be in addition to and not limited by any other payment or indemnification provisions in this Agreement. For purposes of this Section 2.8, "net worth" shall mean AFP's assets minus its liabilities determined in accordance with GAAP, as defined herein.

     Section 2.9 Management Agreement Compensation. On or before March 15, 1999, AFP shall finalize its calculation of the compensation due to it for the year ended December 31, 1998 under the Management Agreement. Based on such calculation, (i) in the event PRI owes AFP any amounts due under the Management Agreement for the year ended December 31, 1998, Purchaser shall cause AFP or PRI to promptly pay the Sellers an amount equal to such amounts due, allocated among the Sellers consistent with the proportions set forth in Schedule 1.3, or (ii) in the event AFP is obligated to return an amount to PRI under the Management Agreement for the year ended December 31, 1998, the Sellers shall promptly pay Purchaser an amount equal to such amount. The provisions of Sections 5.2(c) and (e) of this Agreement shall not apply to the payments required by the immediately preceding sentence.

     Section 2.10 Reinsurance Agreement. The Sellers shall cause AFP to propose to PRI that it execute and deliver as of December 31, 1998 a Reinsurance Agreement with Florida Physicians Insurance Company, Inc. ("FPIC") in the form attached hereto as Exhibit 2.10 (the "New Reinsurance Agreement"), which shall replace the current reinsurance agreement of PRI listed on Schedule 2.10 (the "Current Reinsurance Agreement"); it being understood that the execution and delivery thereof by PRI is subject to the independent discretion of the PRI Board of Governors.

     Section 2.11 Management Agreement. The Sellers shall (a) cause AFP to propose to PRI that it execute and (b) cause AFP to execute at the Closing an amendment and restatement of the Management Agreement dated as of January 1, 1997 between PRI and AFP (the "Management Agreement") in the form attached hereto as Exhibit 2.11 (the "Amended and Restated Management Agreement"); it being understood that the execution and delivery thereof by PRI is subject to the independent discretion of the PRI Board of Governors.

     Section 2.12 Additional Covenants of the Sellers. Subject to the Confidentiality Agreement dated August 4, 1998, among AFP, PRI and Purchaser, from the date hereof through the Closing Date, the Sellers will and will cause AFP to:

     (a) Access to Information. To the extent necessary to analyze the transactions contemplated by this Agreement, during normal business hours, give Purchaser and its attorneys, accountants, agents and representatives reasonable access to all the properties, books, records, contracts, commitments, employee benefit plans, documents, instruments and other records of or pertaining to AFP and PRI and permit Purchaser and its attorneys, accountants, agents and representatives to consult with and ask questions of the officers and employees of AFP and PRI. The Sellers will and will cause AFP to deliver to Purchaser all quarterly or annual financial statements of AFP and PRI and all audited statements of AFP and PRI prepared or filed subsequent to the date of this Agreement.

     (b) Conduct of Business. Subject to the terms of this Agreement, conduct AFP's and PRI's business in the ordinary course and consistent with past practices, and not permit AFP or PRI to:

          (i) issue or sell any of AFP's capital stock, or any options, warrants, calls or securities convertible into such capital stock, or enter into any agreement to do any of the foregoing, or make any change in its capital structure either by way of stock split, stock dividend or otherwise;

          (ii) purchase, redeem or otherwise acquire or retire any capital stock or declare or pay any dividends or make any distribution in respect of capital stock except as permitted in Section 2.8;

          (iii)enter into or assume any contract or commitment, or, except as required by the terms of this Agreement, terminate or amend any existing contract or commitment, other than in the ordinary course of business except for contracts of reinsurance, which shall not be entered into, assumed or amended without the prior written consent of Purchaser, which consent shall not unreasonably be withheld;

          (iv) incur or prepay any indebtedness for borrowed money except in the ordinary course of business and consistent with past practice and, in any event, not in excess of $25,000 in the aggregate;

          (v) make any loans or advance any funds to anyone, or extend credit except in the ordinary course of business and consistent with past practice and, in any event, not in excess of $25,000 in the aggregate;

          (vi) enter into, amend or accelerate any payment or contribution under any employment, agency or consulting agreement or Benefit Plan (as defined in Section 3.1(x)) except as expressly provided herein;

          (vii)without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, except in the ordinary course of business and consistent with past practice, hire any new employees or enter into or amend any employment agreement that cannot unconditionally be terminated without liability (other than liability for services already rendered) at any time on or after the Closing (other than as required by this Agreement or by applicable law), or grant any other material benefit to, its current directors, officers, agents or employees except in the ordinary course of business and consistent with past practice; provided, however, that AFP may pay annual bonuses to its employees to the extent (A) consistent with past practice and (B) reserved on AFP's books as of December 31, 1998;

          (viii) create or assume any mortgage or other lien or encumbrance on, or dispose of, any of its assets or properties other than (i) liens for current property taxes, if any, not yet due and payable, and (ii) liens created by law or incurred in the ordinary course of business and consistent with past practice, for amounts not yet due and payable, which do not materially impair the use of or title to the assets subject to such lien;

          (ix) acquire any assets or any properties, or enter into any agreements to acquire any assets or properties, in each case, exceeding $2,500 per each asset or property, or $25,000 in the aggregate, and other than in the ordinary course of business;

          (x) merge or consolidate with any other corporation, or acquire or agree to acquire any stock or other equity interests (except investments in the ordinary course of business) of any person, firm, association, corporation or other business organization;

          (xi) other than as required by this Agreement, make any change in AFP's Articles of Incorporation or Bylaws or in the Management

               Agreement or any other document governing AFP's relationship as attorney-in-fact of PRI;

          (xii)except in the ordinary course of business, enter into any arrangement with any person with respect to any United States or foreign patents, patent applications, trademarks, applications for registration of trademarks, trade names, fictitious names, copyrights, know-how or trade secrets owned by, or in any way relating to its businesses;

          (xiii) other than as required by this Agreement, make any election with respect to the computation of taxes or take any position in any tax return could have an adverse effect on AFP or PRI; or

          (xiv)other than as required by this Agreement, enter into any agreement to do any of the foregoing.

     (c) Disposition of Shares. Other than as required by this Agreement, not dispose of, encumber or grant any rights regarding any of the AFP Shares.

     (d) Resignations. Deliver to Purchaser the resignations of all of the directors of AFP and the officers, of AFP as may be designated by Purchaser at least three business days prior to the Closing Date, effective on the Closing Date.

     (e) Intercompany Accounts. Prior to the Closing, deliver to Purchaser a complete and correct list and summary description of all AFP Intercompany
Accounts (as defined in Section 3.1(j)) and PRI Intercompany Accounts (as defined in Section 3.2(j)), all of which shall be settled in full and cancelled prior to the Closing, with no material effect on the capital or AFP or PRI.

     (f) Payment of Liabilities. Pay all liabilities and obligations of AFP in the ordinary course of business.

     (g) Preservation of Business. Use all reasonable efforts to (i) preserve intact AFP's present business organization, reputation, and relations with PRI and its policyholders, and with AFP's and PRI's employees, agents, customers, and suppliers, (ii) maintain all material licenses of AFP and PRI to do business in each jurisdiction in which they are so licensed, (iii) maintain in full force and effect all material agreements of AFP and PRI (except as otherwise contemplated by this Agreement) and (iv) maintain all material assets and properties of AFP in good working order and condition, ordinary wear and tear excepted.

     (h) Investment Portfolio Requirements. The Sellers shall, and shall cause AFP to, notify and obtain the written approval of Purchaser, which approval shall not be unreasonably withheld, prior to making any investment that is inconsistent with the investment guidelines established by PRI's Board of Governors unless, in the reasonable judgment of AFP, the change is required in order for AFP to fulfill its statutory, contractual, or fiduciary duties to PRI as its attorney-in-fact, in which case, Purchaser's approval shall not be required, but AFP shall notify Purchaser of such change.

     (i) Notice and Cure. Notify Purchaser promptly in writing of, and contemporaneously provide Purchaser with complete and correct copies of any and all information or documents relating to, and use all reasonable efforts to cure before the Closing, any event, development, transaction, or circumstance occurring after the date of this Agreement that causes or is likely to cause any covenant or agreement of the Sellers or any of them under this Agreement to be breached, or that renders or could render untrue any representation or warranty of the Sellers or any of them contained in this Agreement as if the same were made on or as of the date of such event, development, transaction, or circumstance. The Sellers and each of them also shall use all reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by the Sellers or any of them contained in this Agreement, whether occurring or arising before or after the date of this Agreement. Notwithstanding the foregoing, with respect to the cure of a breach of a representation or warranty arising after the date of this Agreement, the Sellers' reasonable efforts shall not require the Sellers to take any action that would have a Material Adverse Effect on any Seller.

     (j) Further Actions. Execute, acknowledge and deliver any further documents, including but not limited to any financial statements of AFP or PRI filed with the New York Department after the date hereof, reasonably required by this Agreement.

     (k) Reasonable Efforts. Use its reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 4.1 hereof.

     Section 2.13 Covenants of Purchaser. From the date hereof through the Closing Date, Purchaser will:

     (a) Further Actions. Execute, acknowledge and deliver any further documents reasonably required by this Agreement.

     (b) Reasonable Efforts. Use its reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 4.2 hereof.

     Section 2.14 Bonomo Employment Agreement. Purchaser (i) acknowledges that contemporaneously with the execution of this Agreement, Anthony Bonomo ("Bonomo") has executed and delivered to Purchaser an Employment Agreement with AFP that will be effective upon the Closing (the "Bonomo Employment Agreement") and (ii) agrees that it will cause AFP to execute the Bonomo Employment Agreement as of the Closing.

     Section 2.15 Lease Security. Purchaser and the Goldberg Sellers shall take such actions as are reasonably required to cause the security deposit plus all interest or other amounts earned thereon deposited by Goldberg Associates with Manhasset Associates ("Landlord"), pursuant to the Option to Lease Real Estate dated April 12, 1994 between Goldberg Associates and Landlord, to be returned to Goldberg Associates at or prior to the Closing, which reasonably required actions of Purchaser may include depositing a substitute security deposit.

                                   ARTICLE III
                         Representations and Warranties

     Section 3.1 Representations and Warranties of the Sellers.

     The DDG Estate, SIG, and GTG jointly and severally represent and warrant to Purchaser as follows:

     (a) Status of the Goldberg Sellers. Each of the Goldberg Sellers who are natural persons are over the age of 21 and competent to execute, deliver, and perform such Seller's obligations under this Agreement. Seth Goldberg is the duly appointed personal representative of the DDG Estate, is over the age of 21, and is competent to execute, deliver, and cause to be performed on behalf of the DDG Estate the obligations to be performed by the DDG Estate under this Agreement.

     (b) Power and Authority. Each of the Goldberg Sellers has all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and any other agreement required hereby to be executed by such Goldberg Seller. This Agreement constitutes, and each of any other agreements required hereby to be executed by any Goldberg Seller will constitute when executed and delivered, valid and legally binding obligations of each such Seller, enforceable in accordance with its respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally. AFP has all requisite power and authority to execute, deliver and perform the AFP Agreements. The execution, delivery and performance of the AFP Agreements have been duly authorized by all requisite action on behalf of AFP. Each of the AFP Agreements will constitute when executed and delivered, valid and legally binding obligations of AFP enforceable against it in accordance with their respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally.

     (c) No Conflicts. The execution and delivery of this Agreement and any other agreement required hereby to be executed and delivered by any Goldberg Seller and the consummation of the transactions contemplated hereby by the Goldberg Sellers or by AFP in accordance with the terms hereof and thereof will not violate any existing provision of the Articles of Incorporation, Bylaws or any other organizational documents of AFP or any provision contained in the Management Agreement or the Subscriber's Agreement between PRI and its subscribers (the "Subscriber Agreement") or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to AFP, the Goldberg Sellers, the personal representatives of the DDG Estate or any of them, other than to the extent such violation would not have a Material Adverse Effect on or affecting AFP or would not adversely affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which AFP or the Goldberg Sellers or the personal representatives of the DDG Estate or any of them is a party, or by which any of them or their respective properties are bound, other than to the extent such breach would not have a Material Adverse Effect on or affecting AFP or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

     "Material Adverse Effect" or "Material Adverse Change" shall mean any change, effect, event, development, condition or state of facts of any character that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, liabilities, properties, condition, operations or results of operations taken as a whole of the person or entity to which such definition relates.

     (d) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by the Goldberg Sellers or any of them or by the personal representatives of the DDG Estate or by AFP in connection with the execution, delivery, performance, validity, and enforceability of this Agreement, the AFP Agreements, or the sale of the AFP Shares, except for any filing that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and approval of the New York Department of the Amended and Restated Management Agreement and the New Reinsurance Agreement and except for such consents, licenses, approvals, orders, authorizations, registrations, declarations or filings that, if not obtained or made by the Goldberg Sellers or any of them or by the personal representatives of the DDG Estate or by AFP, would not have a Material Adverse Effect on or affecting AFP, PRI, Purchaser or their Affiliates or the value of AFP or PRI to Purchaser and would not affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     (e) Organization and Good Standing of AFP; Authority to Conduct Business. AFP is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. AFP has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated. AFP is duly licensed and in good standing to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated, including, without limitation, to act as the attorney-in-fact for PRI and to perform its obligations under the Management Agreement. The Goldberg Sellers have delivered to Purchaser correct and complete copies of the material license(s) of AFP certified by the New York Department. AFP is not transacting any insurance administration or other business in any state requiring a material license therefor in which it is not so licensed. The Goldberg Sellers have caused to be delivered to Purchaser correct and complete copies of the Articles of Incorporation and the Bylaws of AFP, certified by the Secretary of State of the State of New York and the Secretary of AFP, respectively. Since the date of each such certifications there has been no amendment to the Articles of Incorporation or Bylaws of AFP.

     (f) Capital Structure of AFP. The authorized capital stock of AFP consists solely of 200 shares of Common Stock, no par value, 100 of which are issued and outstanding (the "AFP Shares"). The Goldberg Sellers and each of them owns beneficially and of record the number of AFP Shares listed on Schedule 3.1 (f) hereto (collectively, the "Goldberg AFP Shares"). Except as set forth on
Schedule 3.1(f), all of the Goldberg AFP Shares are free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than the Goldberg Sellers (the interest of whom will be extinguished on the Closing Date), and none of the Goldberg AFP Shares is the subject of any agreement, other than this Agreement, under which any such lien, charge, security interest, encumbrance or other claim might arise. All of the Goldberg AFP Shares shall be transferred to Purchaser free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than the Goldberg Sellers (the interest of whom will be extinguished on the Closing Date). All of the AFP Shares have been duly authorized and are validly issued, fully paid and nonassessable, and there are no existing or outstanding securities convertible into capital stock of AFP, or options, warrants, calls, commitments, or agreements, other than this Agreement, of any character that relate to the authorization, issuance, delivery, sale, purchase or redemption of shares of capital stock of AFP.

     (g) Subsidiaries. AFP does not own, beneficially or of record, 5% or more of the voting securities or other interests of any corporation, partnership, joint venture or other entity.

     (h) Financial Statements. The Goldberg Sellers have delivered or caused to be delivered to Purchaser complete and correct copies of the audited financial statements of AFP as of and for the years ended December 31, 1995, 1996 and 1997, together with notes thereto, and the unaudited financial statements of AFP as of and for the nine-month period ended September 30, 1998 (the "AFP Financial Statements").

     (i) Statement Accuracy. The AFP Financial Statements have been, (and all additional financial statements of AFP delivered to Purchaser will be) in each such case, prepared in accordance with GAAP and such accounting practices have been applied on a consistent basis throughout the periods involved, except with respect to the unaudited AFP Financial Statements, as set forth on Schedule 3.1(i). The AFP Financial Statements present fairly the financial position, the assets, and the liabilities (whether absolute, accrued, contingent, or otherwise) of AFP as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flow for the respective periods then ended, and were prepared in accordance with GAAP except as expressly set forth or disclosed in the notes, exhibits or schedules thereto and with respect to the unaudited AFP Financial Statements (including unaudited financial statements that may be delivered), as set forth on Schedule 3.1(i).

     (j) Intercompany Accounts. Set forth in Schedule 3.1(j) is a complete and correct list and summary description of all intercompany accounts payable and receivable ("Intercompany Accounts") between AFP and each Seller, and between AFP and any Affiliate of any Seller, other than PRI (the "AFP Intercompany Accounts"), all of which will be settled in full on or prior to the Closing Date.

     (k) Undisclosed Liabilities. AFP does not have any material liabilities, whether absolute, accrued, contingent, matured, unmatured or otherwise, except
(a) as and to the extent reflected or reserved against on the AFP Financial Statement for the nine-month period ended September 30, 1998, which has been provided to Purchaser, (b) liabilities of a nature similar to those reflected on the AFP Financial Statement for the nine-month period ended September 30, 1998 to the extent such liabilities would have been required to be reflected in such AFP Financial Statement and incurred by AFP solely in the ordinary course of business and consistent with prior practices since the date of such AFP Financial Statement, and (c) liabilities set forth on Schedule 3.1(k) or another Schedule hereto or liabilities of a character that would have been set forth on such Schedules if not for the materiality or dollar threshold contained in the representations to which such Schedules relate.

     (l) Litigation. Except as set forth on Schedule 3.1(l), there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to the knowledge (as hereinafter defined) of the Goldberg Sellers or any of them, threatened, that has had or is reasonably likely to have a Material Adverse Effect on or affecting AFP or that has or is reasonably likely to adversely affect the capitalization, ownership, or value or marketability of any of the services of AFP, or that questions the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     When used in this Agreement, "knowledge" of a person or persons means the actual current recollection of such person and constructive knowledge of such matters as would have been known had such person made an investigation and performed such due diligence as is reasonable in light of the facts and circumstances.

     (m) Real and Personal Property. Set forth in Schedule 3.1(m) hereto is a list and summary description of all material real and tangible personal property owned by AFP or used in AFP's business (the "AFP Assets"). AFP has, or prior to the Closing Date will have, good and marketable title to the AFP Assets, free and clear of all liens, security interests and other encumbrances and claims, except for leases and contracts set forth in Schedule 3.1(n) and except to the extent such liens or encumbrances would not have a Material Adverse Effect on or affecting AFP or PRI, or the value of AFP or PRI to Purchaser and would not affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby. AFP does not use or propose to use any AFP Assets except as set forth in
Schedule 3.1(m) or covered by a lease set forth in Schedule 3.1(n). To the extent such AFP Assets are used by AFP in the current operations of its business, such AFP Assets are suitable for their intended use and are in good condition and repair, subject to ordinary wear and tear. The AFP Assets constitute all of the real and tangible personal property necessary to conduct the business of AFP as presently conducted.

     (n) Leases and Rental Contracts. Set forth in Schedule 3.1(n) hereto is a list and summary description of all material leases and contracts under which AFP leases, as lessor or lessee, or rents, any real or personal property. All such leases and contracts are in full force and effect without any existing material default or breach thereunder by AFP, or to the Goldberg Sellers' knowledge, or the knowledge of any of them, without any existing material default or breach by any other party thereto.

     (o) Contracts. Set forth in Schedule 3.1(o) hereto (with section references corresponding to those set forth below) is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments of the following types, with an annual cost or benefit to AFP of U.S. $10,000 or more, to which AFP is a party or by which AFP is bound or otherwise affected as of the date hereof: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where AFP is debtor, (ii) contracts for the provision of data-processing services, (iii) finder's, franchise, distribution, sales or brokerage agreements, (iv) contracts or options to purchase or sell real property, (v) contracts for the purchase of materials, supplies or equipment, or for providing services, (vi) contracts with any Affiliate or with any officer or director of AFP or any officer or director of any Affiliate, or to the knowledge of the Goldberg Sellers or any of them, any corporation controlled by such officer or director, (vii) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents of AFP or of any Affiliate, (viii) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order, (ix) partnership or joint venture agreements of any kind and (x) other agreements, contracts and commitments of any nature material to AFP. The Goldberg Sellers have delivered or made available to Purchaser complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto and waivers and consents with respect thereto. All of such agreements, contracts and commitments referred to in clauses (i) through (x) of the preceding sentence are in full force and effect and AFP has, and to the Goldberg Sellers' knowledge, or the knowledge of any of them, all other parties to such agreements, contracts and commitments have, performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. Except as disclosed on Schedule 3.1(o), no agreement, contract or commitment to which AFP is a party, or by which AFP or any of its properties is bound, specifically limits its freedom to compete in any line of business or with any person or entity.

     (p) Compliance with Other Instruments and Laws. AFP is not in violation of any term of its Articles of Incorporation, Bylaws, or of any judgment, decree or order in which it is named, or in any violation of any term of any other instrument, contract or agreement, including, without limitation, the Management Agreement, or of any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license, order, or other governmental authorization or approval applicable to it or any of its properties, the violation of which has had or would be reasonably likely to have a Material Adverse Effect on or affecting AFP, PRI, Purchaser or their Affiliates or would affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby. All material permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of AFP have been duly obtained and are in full force and effect, and, there are no proceedings pending or, to the knowledge of the Goldberg Sellers or any of them, threatened that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. The execution, delivery and performance of, and compliance with, this Agreement, and the consummation of the transactions contemplated hereby by the Goldberg Sellers in accordance with the terms hereof, will not result in any such violation or be in conflict with or result in any default under any of the foregoing referred to in this Section 3.1(p), including, without limitation, the Management Agreement, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of AFP's properties or the AFP Assets or the loss, revocation, cancellation, suspension or modification of any licenses or material contractual rights held by AFP pursuant to any of the foregoing or result in any such revocation, cancellation, suspension or modification except to the extent such violation or conflict would not have a Material Adverse Effect on or affecting AFP and would not adversely affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     (q) Regulatory Filings. AFP has filed or otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided to the New York Department and all other federal, state or local governmental authorities (including, without limitation, insurance departments) with jurisdiction over AFP and all required regulatory approvals in respect thereof are in full force and effect and AFP is not in violation of any material regulatory filing or undertaking of or affecting it. The Goldberg Sellers have furnished or made available to Purchaser complete and correct copies of all material complaints filed by any regulatory agency, of which the Goldberg Sellers have knowledge, and other material regulatory proceedings initiated or pending with respect to AFP at any time within the preceding five years.

     (r) Absence of Certain Changes. Since December 31, 1997, except as set forth on Schedule 3.1(r), AFP has not (i) issued, sold or delivered or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock, (ii) mortgaged, pledged or subjected to any material lien, lease, security interest or other charge or encumbrance, any of its assets, tangible or intangible, except for assets subjected to any lien, security interest or other charge or encumbrance in the ordinary course of its business not involving in the aggregate a material portion of its assets, (iv) acquired or disposed of any assets or properties, or entered into any agreement or other arrangements for any such acquisition or disposition, except for assets or properties acquired or disposed of in the ordinary course of business, (v) declared, made, paid or set apart any sums for any dividend or other distribution to its shareholders or any other affiliate or purchased or redeemed any shares of its capital stock or granted any option, warrant or right to purchase any such capital stock, or reclassified such capital stock, (vi) paid or become obligated to pay any service fees or other sums to any of the Sellers or any Affiliate, (vii) forgiven or canceled any debts or claims or waived any rights of material value, (viii) entered into any transaction other than in the ordinary course of business, (ix) granted any rights or licenses under any of its trade names or entered into general agency arrangements, (x) suffered any Material Adverse Change; provided, that the representation contained in this clause (x) shall not apply to a change in general economic conditions or general competitive developments arising after the date of this Agreement, (xi) suffered any damage, destruction or loss, whether or not covered by insurance or reinsurance, resulting in or reasonably likely to result in a Material Adverse Effect on or affecting AFP, or (xii) suffered any strike, picketing, boycott or other labor trouble adversely affecting its business, operations or prospects.

     (s) Taxes. Except as set forth on Schedule 3.1(s):

     All material Tax returns and information returns, reports, statements, and forms (including estimated Tax and information returns, reports, statements, and forms) (collectively, the "Returns") of AFP and of any member of any affiliated group of corporations (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect at the time of the due date for the filing of such Returns) of which AFP is or was a member that are required by law to be filed with any Taxing Authority have been timely filed and are accurate, true, correct, and complete in all material respects. All Returns filed with respect to Tax years of AFP through the Tax year ended December 31, 1994 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law has expired. None of the Returns filed by or on behalf of AFP is currently being audited by any Taxing Authority. All material Taxes upon AFP or for which AFP may be liable, or in respect of any of the assets, income or franchises of AFP, have been paid by AFP or have been paid on AFP's behalf, or adequate accruals, reserves and provisions have been established in accordance with GAAP on the books of AFP for the payment of such Taxes. There are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between AFP and any Taxing Authority. There are no Tax liens upon any of the properties or assets of AFP. No

Taxing Authority has provided AFP or any member of any affiliated group of corporations of which AFP is or was a member with any written notice of any audit, investigation, proceeding or claim with respect to any Taxes for which AFP may be liable. Neither AFP nor any member of any affiliated group of corporations (as defined above) of which AFP is or was a member has granted or been requested to grant any waiver of any statute of limitations applicable to any claim for Taxes or has agreed to any extension of time with respect to any Tax assessment or deficiency for Taxes for which AFP may be liable. All information set forth in the notes to the AFP Financial Statements relating to Tax matters is true and complete in all material respects. The accruals and reserves for Taxes established or to be established on the books of AFP for the period beginning October 1, 1998, through the Closing Date will be adequate to cover all such liabilities and reasonably estimated liabilities with respect to such period, all in accordance with GAAP applied on a basis consistent with prior periods. AFP is not a party to or bound by any contractual obligation to pay any Tax, including any Tax indemnity, Tax sharing, Tax allocation or similar agreement, arrangement, contract, or plan. AFP has made a valid election under
Section 1362 of the Code to be an S corporation effective for its tax year beginning January 1, 1985 and that election has not been terminated or rendered invalid. AFP is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. AFP does not own any material property subject to a lease that is not a "true" lease for federal income Tax purposes. AFP has withheld and paid in a timely manner to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party, and has complied with all information reporting and backup withholding requirements. AFP neither has nor has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. For purposes of this Agreement, the term "Tax" means (i) any tax, or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person or entity and premium taxes), together with any interest, penalty, addition to tax or additional amount imposed by any federal, state, local, foreign or other governmental authority (a "Taxing Authority") responsible for the imposition of any such Tax, (ii) liability for the payment of any amount described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement as a result of which liability to a Taxing Authority is determined or taken into account with reference to the liability of any other person, and (iii) liability for the payment of any amount as a result of being party to any tax sharing, allotment, allocation or similar agreement or with respect to the payment of any amount of the type described in clause (i) or (ii) as a result of any express or implied obligation (including, but not limited to, an indemnification obligation). For purposes of this Agreement, the term "Tax Asset" means any operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

     (t) Insurance Policies. Set forth in Schedule 3.1(t) hereto is a complete and correct list of the material insurance policies maintained by AFP for the benefit of any of AFP, its

Affiliates, officers or directors. Such policies are in full force and effect, all premiums due thereon have been paid and AFP has complied in all material respects with the provisions of such policies.

     (u) Transactions with Interested Persons. No officer or director or, to the Goldberg Sellers' knowledge or to the knowledge of any of them, any employee, agent or broker (or spouse or any child thereof) of AFP, or of any Affiliate thereof, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, employee or director of, any customer, competitor or supplier of AFP or any person or entity that has a material contract or arrangement with AFP (other than PRI), except as set forth on Schedule 3.1(u), all of which will be terminated on or before the Closing Date.

     (v) Bank and Brokerage Accounts. Set forth in Schedule 3.1(v) hereto is a complete and accurate list of each bank or trust company, other financial institution, mutual fund or stock brokerage firm in which AFP has an account or safe deposit box and each custodial account maintained by AFP and, in each case, the names of such accounts, the account numbers and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on
Schedule 3.1(v), there are no credit cards issued to any present or past officer, employee or agent of AFP under which AFP has any current or potential future liability.

     (w) Disclosure. Neither this Agreement nor any schedule or exhibit hereto, nor any certificate or other instrument required to be furnished to Purchaser by or on behalf of the Goldberg Sellers or any of them or by or on behalf of AFP pursuant to this Agreement contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading, except to the extent such misstatement or omission addresses a set of facts or circumstances that has not had and cannot reasonably be expected to have a Material Adverse Effect on or affecting AFP or PRI or the value of AFP or PRI to Purchaser and has not and cannot reasonably be expected to affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby. Except as disclosed in this Agreement or in a schedule hereto, there is no fact known to the Goldberg Sellers or any of them that has caused or is reasonably likely to cause a Material Adverse Change to or affecting AFP. The representations contained in this Section 3.1(w) shall not apply to general economic conditions or general competitive developments arising after the date of this Agreement.

     (x) Employee Benefit Plans.

     (i) All plans, funds and programs as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation agreements, severance pay agreements and any other agreements, plans or programs, whether written or oral, (the "Benefit Plans") currently maintained, or to which contributions are made, by AFP, or previously maintained, or to which contributions have been made, by AFP for which AFP may be subject to current or potential future liability, are listed and described in
Schedule 3.1(x) hereto. AFP has no obligation to establish, maintain or contribute to any Benefit Plan other than those listed on Schedule 3.1(x).

     (ii) The Goldberg Sellers and AFP have provided to or made available Purchaser complete and correct copies of all plan documents of the Benefit Plans, including but not limited to, trust agreements, insurance contracts, advance determination letters from the Internal Revenue Service, summary plan descriptions, employee oral communications, the last five years' Form 5500s and the most recent actuarial statements and financial statements for any Benefit Plan for which such a form or statement is required or has been prepared.

     (iii) All assets of the Benefit Plans are held in trust or under an insurance contract except as described in Schedule 3.1(x).

     (iv) Except as set forth in Schedule 3.1(x), neither AFP nor any other corporation, trade or business under common control with AFP (as determined under Code ss.ss. 414(b) and (c)) (the "AFP Control Group") has established, maintained or contributed to any employee benefit plan subject to Title IV of ERISA or the funding requirements of Section 412 of the Code.

     (v) AFP and each of the Benefit Plans have been and presently are in material compliance, both in form and operation, with the applicable provisions of ERISA, the Code and all other applicable laws. Each of the Benefit Plans that is intended to be "qualified" pursuant to Code ss. 401(a) is so qualified and has received a favorable determination letter from the Internal Revenue Service (the "IRS") to such effect, and no action or amendment has been taken or made, or has failed to be taken or made, to adversely effect such determination letter. All reports required by any governmental agency and disclosures required to be made to participants and beneficiaries with respect to the Benefit Plans have been timely filed or made.

     (vi) No litigation is pending or, to the knowledge of the Goldberg Sellers or any of them, threatened with respect to any of the Benefit Plans. There is no outstanding request for information or matters, other than routine benefit claims, concerning any of the Benefit Plans hereto by participants, beneficiaries or governmental agencies. Except as discussed in Section 7.8 hereof, neither AFP nor any Benefit Plan fiduciary (as defined in ERISA ss. 3(21)) has engaged in any transaction in violation of ERISA ss. 406(a) and (b) (for which no exemption exists under ERISA ss. 408) or any "prohibited transaction" (as defined in ss. 4975(c)(2) or ss. 4975(d) of the Code).

     (vii) All contributions, premiums or other payments for the Benefit Plans attributable to all periods prior to the Closing Date have been made or accrued on AFP's financial statements. The market value of the assets of each of the Benefit Plans listed in Schedule 3.1(x) were at least equal to the "benefit liabilities" of such Plans, as reflected on the most recent actuarial valuation for such Plans, or reserves are established and listed therefor on the most recent AFP Financial Statements.

     (viii) Neither AFP nor any member of the AFP Control Group has, within the five calendar years preceding the date of this Agreement, contributed to, has been obligated to contribute to, or has otherwise participated in any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, nor in any multiple employer plan as defined in Section 413(c) of the Code.

     (ix) Except as set forth in Schedule 3.1(x), AFP has not provided, nor has any obligation to provide, any medical, life, or similar benefits to employees following termination of employment, except as required by ERISA ss. 601. AFP has complied with ERISA ss. 601. AFP has not contributed to a "nonconforming group health plan" (as defined in Code Section 5000(c)) and no member of the AFP Control Group has incurred a tax under Code Section 5000(a) that is or could be a liability of AFP.

     (x) All Benefit Plans and related contracts, trusts and agreements are legally valid and binding and in full force and effect.

     (xi) No individual shall accrue or receive additional benefits, service, or accelerated vesting rights to any payment as a direct result of the transactions contemplated by this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder will directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Code Section 280G.

     (y) Employees. Set forth in Schedule 3.1(y) hereto is a list of all employees, agents, and consultants retained by AFP as of the date of this Agreement together with their present rate of compensation (including bonuses) and dates of hire and a description of any existing or proposed written or oral agreements with any of them regarding such employment or engagement, other than agreements described in Schedule 3.1(y) hereto. Neither any of the Goldberg Sellers nor AFP is a party to any collective bargaining or other labor union contract applicable to persons employed by AFP in its business or operations. Neither any of the Goldberg Sellers nor AFP has breached or otherwise failed to comply in any material respect with any provision of any such agreement or contract and there are no formally filed grievances outstanding against it or them, or to the Goldberg Sellers' knowledge, or the knowledge of any of them, threatened against it or them, under any such agreement or contract. There are no unfair labor practice complaints pending or, to the knowledge of the Goldberg Sellers or the knowledge of any of them, threatened, against AFP nor any judicial or regulatory proceeding, investigation or inquiry or employee complaint currently pending or, to the knowledge of the Goldberg Sellers or the knowledge of any of them, threatened against AFP relating to union representation. Except as disclosed in
Schedule 3.1(y), the Goldberg Sellers are not aware of any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of AFP, nor of any strikes, slowdowns, work stoppages, lockouts, or written threats thereof, by or with respect to any employees of AFP. During the past five years, there have been no formally filed grievances involving employees of AFP.

     (z) Patents, Trademarks, Etc. There are no United States or foreign patents or patent applications needed by AFP to operate its business. Set forth in
Schedule 3.1(z) hereto is a complete list and summary description of all material trademarks, trade names, service marks, copyrights (whether registered or as to which registration has been applied for in any jurisdiction) and fictitious names of AFP and all common law trademarks used by AFP, none of which is owned by or licensed to anyone other than AFP. Except as set forth on
Schedule 3.1(z), there is no existing or, to the knowledge of the Goldberg Sellers or any of them, threatened infringement, misuse or misappropriation by others or pending or threatened claims by AFP against others for infringement, misuse or misappropriation of any patent, trademark, trade name, fictitious name, copyright, trade secret or know-how relating to the business of AFP.

     (aa) Brokers. All activities of the Goldberg Sellers and AFP relating to this Agreement and the transactions contemplated hereunder have been carried on by the Goldberg

Sellers and AFP in such manner so as not to give rise to any valid claim by any person for a finder's fee, brokerage commission or other like payment.

     (bb) Computer Software. Set forth on Schedule 3.1(bb) hereto is a complete and correct list and summary description of all material computer hardware, software, programs, and similar systems owned by or licensed to AFP or being utilized in connection with the business, operations, or affairs of AFP. The material computer hardware, software, programs, and similar systems set forth on
Schedule 3.1(bb) hereto are all of the material computer hardware, software, programs, and similar systems necessary to enable AFP to conduct its business as presently conducted. AFP has the right to use, free and clear of any royalty or other payment obligations (except as disclosed in Schedule 3.1(bb)), claims of infringement or alleged infringement or other liens, all material computer hardware, software, programs, and similar systems disclosed in Schedule 3.1(bb) hereto. Except as set forth on Schedule 3.1(bb), neither the Goldberg Sellers or any of them nor AFP is in material conflict with or in material violation or infringement of, nor have the Goldberg Sellers or any of them or AFP received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any material computer hardware, software, programs, or similar systems, including without limitation any such item disclosed on Schedule 3.1(bb) hereto. Set forth on Schedule 3.1(bb) is AFP's year 2000 Plan of Compliance with respect to the computer hardware, software, programs and similar systems set forth on Schedule 3.1(bb). AFP has complied with, and is current with respect to, such Plan of Compliance in all material respects.

     (cc) Books and Records. The minute books and other similar records of AFP contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders and board of directors of AFP and of each committee thereof. The books and records of AFP accurately reflect in all material respects the business or condition of AFP and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     (dd) No Investment Company. AFP is not, and has not registered as, an investment company within the meaning of the Investment Company Act of 1940, as amended. AFP does not maintain any separate account or similar fund for the benefit of any policyholder or annuitant.

     (ee) No Implied Warranties. The Goldberg Sellers acknowledge, represent, warrant, and agree that no representations or warranties are being made by Purchaser except to the extent set forth in this Agreement or in the exhibits, schedules and documents attached hereto or required to be executed and delivered in connection herewith. Except as set forth on a certificate to be delivered by the Goldberg Sellers at the Closing, to the knowledge of the Goldberg Sellers or any of them, as of the date of execution of this Agreement, none of the Goldberg Sellers is aware of any facts or circumstances that would serve as the basis for a claim by any Seller against Purchaser hereunder based upon a breach of any of its representations and warranties contained in this Agreement.

     Each Non-Goldberg Seller (other than the Slater Estate) represents and warrants to Purchaser, with respect to himself or herself, as follows:

     (ff) Status. Such Non-Goldberg Seller is over the age of 21 and competent to execute, deliver, and perform such Non-Goldberg Seller's obligations under this Agreement.

     (gg) Power and Authority. Such Non-Goldberg Seller has all requisite power and authority to execute, deliver and perform such Non-Goldberg Seller's obligations under this Agreement and any other agreement required hereby to be executed by such Non-Goldberg Seller. This Agreement constitutes, and each of any other agreements required hereby to be executed by such Non-Goldberg Seller will constitute when executed and delivered, valid and legally binding obligations of such Non-Goldberg Seller, enforceable in accordance with its respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally.

     (hh) No Conflicts. The execution and delivery of this Agreement and any other agreement required hereby to be executed and delivered by such Non-Goldberg Seller and the consummation of the transactions contemplated hereby by such Non-Goldberg Seller in accordance with the terms hereof will not violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to such Non-Goldberg Seller, other than to the extent such violation would not have a Material Adverse Effect on or affecting AFP, PRI, Purchaser or their Affiliates or would not affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which such Non-Goldberg Seller is a party, or by which such Non-Goldberg Seller or his/her properties are bound, other than to the extent such breach would not have a Material Adverse Effect on or affecting AFP or constitute an event that might permit an early termination of or otherwise materially affect any such agreement to the extent that such termination or effect would have a Material Adverse Effect on or affecting AFP.

     (ii) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by such Non-Goldberg Seller in connection with the execution, delivery, performance, validity, and enforceability of this Agreement or the sale of the AFP Shares owned by such Non-Goldberg Seller to Purchaser.

     (jj) Ownership. Such Non-Goldberg Seller owns beneficially and of record the number of AFP Shares listed on Schedule 3.1 (f) hereto opposite the name of such Non-Goldberg Seller. Except as set forth on Schedule 3.1(f), all of such AFP Shares owned by such Non- Goldberg Seller are free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than such Non-Goldberg Seller (the interest of whom will be extinguished on the Closing Date), and none of the AFP Shares owned by such Non-Goldberg Seller is the subject of any agreement, other than this Agreement, under which any such lien, charge, security interest, encumbrance or other claim might arise. All of the AFP Shares owned by such Non-Goldberg Seller shall be transferred to Purchaser free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than such Non- Goldberg Seller (the interest of whom will be extinguished on the Closing
Date).

     (kk) Intercompany Accounts. Set forth in Schedule 3.1(kk) is a complete and correct list and summary description of all Intercompany Accounts payable and receivable between AFP and such Non-Goldberg Seller, or any Affiliate thereof, all of which shall be settled in full on or prior to the Closing Date.

     (ll) Noncompetition. Such Non-Goldberg Seller and his, her or its Affiliates (i) are not in possession of any confidential or proprietary information or trade secrets of any nature relating to AFP or PRI or relating to their businesses or interests and (ii) other than with respect to Demetriou who serves as an insurance broker, do not have a proprietary or other interest of any nature (other than a 2% or lesser ownership position in the outstanding stock of a publicly held corporation) in, are not employed by and do not serve in any other capacity for any person, corporation, company, partnership or other entity engaged, within the State of New York, in the medical professional liability insurance business or the business of providing management or other services for or with respect to any medical professional liability insurer.

     The Slater Estate represents and warrants to Purchaser as follows:

     (mm) Status. Eve Slater ("ES") is the duly appointed personal representative of the Slater Estate, is over the age of 21, and is competent to execute, deliver, and cause to be performed the Slater Estate's obligations under this Agreement.

     (nn) Power and Authority. ES has all requisite power and authority to execute, deliver and cause to be performed the Slater Estate's obligations under this Agreement and any other agreement required hereby to be executed by or on behalf of the Slater Estate. This Agreement constitutes, and each of any other agreements required hereby to be executed by or on behalf of the Slater Estate will constitute when executed and delivered, valid and legally binding obligations of the Slater Estate, enforceable in accordance with its respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally.

     (oo) No Conflicts. The execution and delivery of this Agreement and any other agreement required hereby to be executed and delivered by or on behalf of the Slater Estate and the consummation of the transactions contemplated hereby by or on behalf of the Slater Estate in accordance with the terms hereof will not violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to the Slater Estate or to ES, other than to the extent such violation would not have a Material Adverse Effect on or affecting AFP, PRI, Purchaser or their Affiliates or would not adversely affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which the Slater Estate or ES is a party, or by which the Slater Estate or ES or their respective properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement, other than to the extent such violation would not have a Material Adverse Effect on or affecting AFP or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

     (pp) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by or on behalf of the Slater Estate or ES in connection with the execution, delivery, performance, validity, and enforceability of this Agreement or the sale of the AFP Shares owned by or on behalf of the Slater Estate to Purchaser.

     (qq) Ownership. The Slater Estate owns beneficially and of record the number of AFP Shares listed on Schedule 3.1 (f) hereto (collectively, the "Slater Estate AFP Shares"). Except as set forth on Schedule 3.1(f), all of the Slater Estate AFP Shares are free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than the Slater Estate (the interest of whom will be extinguished on the Closing Date), and none of the Slater Estate AFP Shares is the subject of any agreement, other than this Agreement, under which any such lien, charge, security interest, encumbrance or other claim might arise. All of the Slater Estate AFP Shares shall be transferred to Purchaser free and clear of all liens, charges, security interests and other encumbrances and of claims of any person other than the Slater Estate (the interest of whom will be extinguished on the Closing Date).

     (rr) Intercompany Accounts. Set forth in Schedule 3.1(rr) is a complete and correct list and summary description of all Intercompany Accounts payable and receivable between AFP and the Slater Estate, ES, or any Affiliate thereof.

     (ss) Noncompetition. The Slater Estate and its Affiliates (i) are not in possession of any confidential or proprietary information or trade secrets of any nature relating to AFP or PRI or relating to their businesses or interests and (ii) do not have a proprietary or other interest of any nature in, are not employed by and do not serve in any other capacity for any person, corporation, company, partnership or other entity engaged, within the State of New York, in the medical professional liability insurance business or the business of providing management or other services for or with respect to any medical professional liability insurer.

     Section 3.2 Representations and Warranties of the Goldberg Sellers Regarding PRI. The Goldberg Sellers jointly and severally represent and warrant to Purchaser as follows:

     (a) Power and Authority. PRI has all requisite power and authority to execute, deliver and perform the PRI Agreements. The execution, delivery and performance of the PRI Agreements have been duly authorized by all requisite action on behalf of PRI. Each of the PRI Agreements will constitute when executed and delivered, valid and legally binding obligations of PRI enforceable against it in accordance with their respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally.

     (b) No Conflicts. The execution and delivery of the PRI Agreements and the consummation of the transactions contemplated thereby by PRI in accordance with the terms thereof will not violate any existing provision of the organizational documents of PRI, the Management Agreement or the Subscriber Agreement or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to PRI, other than to the extent such violation would not have a Material Adverse Effect on or affecting PRI, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which PRI is a party, or by which any of its properties are bound, other than to the extent such violation would not have a Material Adverse Effect on or affecting PRI, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

     (c) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by or on behalf of PRI in connection with the execution, delivery, performance, validity, and enforceability of the PRI Agreements other than such consents, the failure of which to obtain would not have a Material Adverse Effect on or affecting PRI, AFP, Purchaser or their Affiliates or the value of AFP or PRI to Purchaser and would not affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     (d) Organization and Good Standing of PRI; Authority to Conduct Business. PRI is a reciprocal insurance company, duly organized, validly existing and in good standing under the laws of the State of New York. PRI has all requisite power and authority to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated. PRI is duly licensed and in good standing to write the lines of insurance and otherwise to do business only in the State of New York. The Goldberg Sellers have delivered to Purchaser correct and complete copies of all material insurance licenses of PRI certified by the New York Department. PRI is not transacting any insurance or reinsurance or other business in any state requiring a license therefor in which it is not so licensed. The Goldberg Sellers have delivered to Purchaser correct and complete copies of the current Management Agreement, the Subscriber Agreement, and all other organizational documents of PRI.

     (e) Subsidiaries. PRI does not own, beneficially or of record, 5% or more of the voting securities or other interests of any corporation, partnership, joint venture or other entity.

     (f) Financial Statements. The Goldberg Sellers have delivered to Purchaser complete and correct copies of (i) the Quarterly Statement of PRI filed by AFP with the New York Department for the nine months ended September 30, 1998 (the "PRI Quarterly Statement"), (ii) the Annual Statements of PRI filed with the New York Department for the years ended December 31, 1995, 1996 and 1997, together with the exhibits and schedules thereto (the "PRI Annual Statements"), and (iii) the audited statutory financial statements of PRI for the years ended December 31, 1995, 1996 and 1997, together with notes thereto (the "PRI Audited Statements").

     (g) Statement Accuracy. The (i) statutory financial statements (the "PRI Statutory Statements") of PRI contained in the PRI Annual Statements and the PRI Quarterly Statement and any additional quarterly or annual statements delivered to Purchaser and (ii) PRI Audited Statements and any additional audited financial statements delivered to Purchaser, have been (or, if not yet delivered, will be), in each such case, prepared in accordance with SAP (subject, in the case of unaudited statements, to recurring year end and audit adjustments normal in nature and amount) prescribed or permitted by the National Association of Insurance Commissioners and the New York Department, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. The PRI Audited Statements and each of the PRI Statutory Statements present fairly the financial position, the assets, and the liabilities (whether absolute, accrued, contingent, or otherwise) of PRI as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flow for the respective periods then ended, all in accordance with SAP. Since December 31, 1997, there has been no material adverse change in the composition, nature or risk characteristics (credit quality or otherwise) of PRI's investment portfolio.

     (h) Reserves. All reserves and other similar amounts with respect to insurance and annuity contracts as established or reflected in the PRI Statutory Statements (i) were determined in accordance with commonly accepted actuarial assumptions consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that are in accordance with or stronger than those specified in the related insurance and annuity contracts and the related reinsurance, coinsurance, and other similar contracts, (iv) met the requirements of the insurance laws and regulations of each applicable jurisdiction, (v) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the PRI Statutory Statements for the immediately preceding comparable period, and (vi) made good and sufficient provisions for the total amount of all matured and actuarially anticipated unmatured benefits, dividends, losses, claims, expenses, and other obligations and liabilities (whether absolute, accrued, contingent, or otherwise) of PRI under all outstanding insurance and annuity contracts and reinsurance, coinsurance, and other similar contracts pursuant to which PRI has or could have any obligation or liability (whether absolute, accrued, contingent, or otherwise) as of the date of such PRI Statutory Statements. Except as set forth on Schedule 2.7, (i) since September 30, 1998, the levels of PRI's 1997 and prior year reserves have not been changed from the levels shown on the PRI Statutory Statements for the period ending June 30, 1998 and (ii) since September 30, 1998, PRI has continued to record incurred losses and loss adjustment expenses on its books at a ratio at least equal to the ratio at which incurred losses and loss adjustment expenses were recorded on PRI's books for 1997, as shown on the PRI Statutory Statements for the period ending September 30, 1998.

     (i) Reserve Assets. PRI owns assets that qualify as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

     (j) Intercompany Accounts. Set forth in Schedule 3.2(j) is a complete and correct list and summary description of all Intercompany Accounts between PRI and each Seller or any Affiliate thereof (other than AFP), and between PRI and any Affiliate thereof, other than AFP (the "PRI Intercompany Accounts").

     (k) Undisclosed Liabilities. PRI does not have any material liabilities, whether absolute, accrued, contingent, matured, unmatured or otherwise, except
(a) as and to the extent reflected or reserved against on the PRI Quarterly Statement for the quarter ended September 30, 1998, and (b) liabilities of a nature similar to those reflected on such PRI Quarterly Statement to the extent such liabilities would have been required to be reflected on such PRI Quarterly Statement and incurred by PRI solely in the ordinary course of business and consistent with prior practices, not in the aggregate material, since the date of the PRI Quarterly Statement, (c) reserves and other similar amounts with respect to insurance and annuity contracts as established or reflected in the PRI Statutory Statements and (d) liabilities set forth on Schedule 3.2(k) or another Schedule hereto or liabilities of a character that would have been set forth on such Schedules if not for the materiality or dollar thresholds contained in the representations to which such

Schedules relate.

     (l) Litigation. Except as set forth on Schedule 3.2(l), there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to the knowledge of the Goldberg Sellers or any of them, threatened, that has had or is reasonably likely to have a Material Adverse Effect on or affecting PRI or that might adversely affect the capitalization, ownership, or value or marketability of any of the services of PRI, or that questions the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     (m) Real and Personal Property. Set forth in Schedule 3.2(m) hereto is a list and summary description of all material real and tangible personal property owned by PRI that is used or proposed to be used in PRI's business (the "PRI Assets"). PRI has, or prior to the Closing Date will have, good and marketable title to the PRI Assets, free and clear of all liens, security interests and other encumbrances and claims, except for leases and contracts set forth in
Schedule 3.2(n), except to the extent such liens or encumbrances would not have a Material Adverse Effect on PRI. PRI does not use or propose to use PRI Assets except as set forth in Schedule 3.2(m) or covered by a lease set forth in
Schedule 3.2(n). To the extent such PRI Assets are used by PRI in the current operations of PRI or are proposed to be used in the operations of its business, all of the PRI Assets are suitable for their intended use and are in good condition and repair, subject to ordinary wear and tear. The PRI Assets constitute all of the real and tangible personal property necessary to conduct the business of PRI as presently conducted.

     (n) Leases and Rental Contracts. Set forth in Schedule 3.2(n) hereto is a list and summary description of all material leases and contracts under which PRI leases, as lessor or lessee, or rents, any material real or personal property. All such material leases and contracts are in full force and effect without any existing default or breach thereunder by PRI, or to the Goldberg Sellers' knowledge, or to the knowledge of any of them, by the other party or parties thereto.

     (o) Contracts. Set forth in Schedule 3.2(o) hereto (with section references corresponding to those set forth below) is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments of the following types, with an annual cost or benefit to PRI of U.S. $10,000 or more, to which PRI is a party or by which PRI is bound or otherwise affected as of the date hereof: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where PRI is debtor, (ii) contracts for the provision of data-processing services, (iii) finder's, franchise, distribution, sales or brokerage agreements, (iv) contracts or options to purchase or sell real property, (v) contracts for the purchase of materials, supplies or equipment, or for providing services, (vi) contracts with any Affiliate or with any officer or director of PRI or any officer or director of any Affiliate, or to the knowledge of the Goldberg Sellers or any of them, any corporation controlled by such officer or director, (vii) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents of PRI or of any Affiliate, (viii) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order, (ix) partnership or joint venture agreements of any kind and (x) other agreements, contracts and commitments of any nature material to PRI. The Goldberg Sellers have delivered or made available to Purchaser complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto and waivers and consents with respect thereto. To the knowledge of the Goldberg Sellers and to the knowledge of each of them, all of such agreements, contracts and commitments referred to in clauses (i) through (x) of the preceding sentence are in full force and effect. PRI has, and to the knowledge of the Goldberg Sellers, and to the knowledge of any of them, all other parties to such agreements, contracts and commitments have, performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. No agreement, contract or commitment to which PRI is a party, or by which PRI or any of its properties is bound, specifically limits its freedom to compete in any line of business or with any person or entity.

     (p) Compliance with Other Instruments and Laws. PRI is not in violation of any term of its charter, Subscriber Agreement, the Management Agreement, or of any judgment, decree or order in which it is named, or in any violation of any term of any other instrument, contract or agreement, or of any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, the violation of which has had or would be reasonably likely to have a Material Adverse Effect on or affecting PRI. All material permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of PRI have been duly obtained and are in full force and effect, and, there are no proceedings pending or, to the knowledge of the Goldberg Sellers or any of them, threatened that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. The execution, delivery and performance of, and compliance with, the PRI Agreements, and the consummation of the transactions contemplated thereby by PRI in accordance with the terms thereof, will not result in any such violation or be in conflict with or result in any default under any of the foregoing referred to in this Section 3.2(p), or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of PRI or the loss, revocation, cancellation, suspension or modification of any insurance license, other licenses or material contractual rights held by PRI pursuant to any of the foregoing or result in any such revocation, cancellation, suspension or modification.

     (q) Regulatory Filings. AFP has filed or otherwise provided on behalf of PRI all reports, data, other information and applications required to be filed with or otherwise provided to the New York Department and all other federal, state or local governmental authorities (including, without limitation, insurance departments), unless the failure to make such filing would not have a Material Adverse Effect on or affecting PRI, with jurisdiction over PRI and all required regulatory approvals in respect thereof are in full force and effect and PRI is not in violation of any regulatory filing or undertaking of or affecting it. The Goldberg Sellers have furnished or made available to Purchaser complete and correct copies of (i) the most recent reports on examination issued by state insurance regulatory authorities in respect of PRI, (ii) the most recent insurance holding company registrations and annual reports filed with respect to PRI, if any, (iii) all other regulatory undertakings of or affecting PRI and (iv) all material complaints filed by any regulatory agency of which any Goldberg Seller has knowledge and other material regulatory proceedings initiated or pending with respect to PRI at any time within the preceding five years. Since December 31, 1993, no deficiencies material to the financial condition or operations of PRI have been asserted by any state regulatory authorities with respect to any reports or filings made by PRI or by AFP on behalf of or with respect to PRI. The Goldberg Sellers have furnished to Purchaser copies of all written responses submitted by AFP in respect of the most recent examination report of PRI made by a state insurance regulatory authority. AFP on the Closing Date will have substantially completed, in the ordinary course of its business, consistent with its historical practice and to the extent practicable, the preparation of all reports, data, other information and applications that it will be required to file on behalf of PRI as its attorney-in-fact with any federal, state or local governmental authority (including, without limitation, insurance departments) within sixty (60) days following the Closing Date and such unmade filings will be in form and substance sufficient to enable AFP to complete and make such filings on a timely basis following the Closing Date.

     (r) Taxes. Except as set forth on Schedule 3.2(r):

     All material Tax Returns of PRI and of any member of any affiliated group of corporations (within the meaning of section 1504 of the Code, as in effect at the time of the due date for the filing of such Returns) of which PRI is or was a member that are required by law to be filed with any Taxing Authority have been timely filed and are accurate, true, correct, and complete in all material respects. All Returns filed with respect to Tax years of PRI through the Tax year ended December 31, 1994 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law has expired. None of the

Returns filed by or on behalf of PRI is currently being audited by any Taxing Authority. All material Taxes upon PRI or for which PRI may be liable, or in respect of any of the assets, income or franchises of PRI, have been paid by PRI or have been paid on PRI's behalf, or adequate accruals, reserves and provisions have been established in accordance with GAAP on the books of PRI for the payment of such Taxes. There are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between PRI and any Taxing Authority. There are no Tax liens upon any of the properties or assets of PRI. No Taxing Authority has provided PRI or any member of any affiliated group of corporations of which PRI is or was a member with any written notice of any audit, investigation, proceeding or claim with respect to any Taxes for which PRI may be liable. Neither PRI nor any member of any affiliated group of corporations (as defined above) of which PRI is or was a member has granted or been requested to grant any waiver of any statute of limitations applicable to any claim for Taxes or has agreed to any extension of time with respect to any Tax assessment or deficiency for Taxes for which PRI may be liable. All information set forth in the notes to the PRI Audited Statements relating to Tax matters is true and complete in all material respects. The accruals and reserves for Taxes established or to be established on the books of PRI for the period beginning October 1, 1998, through the Closing Date will be adequate to cover all such liabilities and reasonably estimated liabilities with respect to such period, all in accordance with SAP applied on a basis consistent with prior periods. PRI is not a party to or bound by any contractual obligation to pay any Tax, including any Tax indemnity, Tax sharing, Tax allocation or similar agreement, arrangement, contract, or plan. PRI is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. PRI does not own any material property subject to a lease that is not a "true" lease for federal income Tax purposes. PRI has withheld and paid in a timely manner to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party, and has complied with all information reporting and backup withholding requirements. PRI neither has nor has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     (s) Insurance Policies. Set forth in Schedule 3.2(s) hereto is a complete and correct list of all material insurance policies maintained by or for the benefit of any of PRI or its affiliates, officers or directors. Such policies are in full force and effect, all premiums due thereon have been paid and the insured has complied in all material respects with the provisions of such policies.

     (t) Transactions with Interested Persons. No officer or director or, to the Goldberg Sellers' knowledge, any employee, agent or broker (or spouse or any child thereof) of PRI, or of any Affiliate (other than AFP), owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, employee or director of, any customer, insurance agency, competitor or supplier of PRI (other than AFP) or any person or entity that has a material contract or arrangement with PRI (other than AFP).

     (u) Bank and Brokerage Accounts. Set forth in Schedule 3.2(u) hereto is a complete and accurate list of each bank or trust company, other financial institution, mutual fund or stock brokerage firm in which PRI has a material account or safe deposit box and each custodial account maintained by PRI and, in each case, the names of such accounts, the account numbers and the names of all persons authorized to draw thereon or to have access thereto. There are no credit cards issued to any present or past officer, employee or agent of PRI under which PRI has any current or potential future liability.

     (v) Disclosure. Neither this Agreement nor any schedule or exhibit to this Agreement or any certificate required to be furnished to Purchaser with respect to PRI pursuant to this Agreement contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading, except to the extent such misstatement or omission addresses a set of facts or circumstances the existence of which has not had and cannot reasonably be expected to have a Material Adverse Effect on or affecting PRI or AFP or the value of PRI or AFP to Purchaser. Except as disclosed in this Agreement or in a Schedule hereto, there is no fact known to the Goldberg Sellers that has caused or is reasonably likely to cause a Material Adverse Change to or affecting PRI. The representations contained in this Section 3.2(v) shall not apply to general economic conditions or general competitive developments arising after the date of this Agreement.

     (w) Employees. PRI has no, and never has had any, employees, agents, or consultants (other than AFP, as its attorney-in-fact) and does not maintain and is not subject to, and never has maintained or been subject to, any Benefit Plan or, except as set forth on Schedule

3.2(w), any retirement, benefit or compensation arrangements with or for the benefit of any consultant, trustee or other individual.

     (x) Surplus Relief. At September 30, 1998 PRI was not, currently is not and on the Closing Date will not be, subject to any surplus relief obligations or reinsurance contracts involving financings.

     (y) Insurance  Issued by PRI.  Except as required by law or as set forth on
Schedule 3.2(y):

          (i) all insurance benefits payable by PRI and, to the knowledge of the Goldberg Sellers, or any of them, by any other person that is a party to or bound by any reinsurance, coinsurance, or other similar contract with PRI have been paid or accrued in accordance with the terms of the insurance, annuity, and other contracts under which they arose, except to the extent such payment is being contested in good faith by PRI;

          (ii) no outstanding insurance or annuity contract issued, reinsured, or underwritten by PRI or by AFP on behalf of PRI as its attorney-in-fact entitles the holder thereof or any other person to receive dividends, distributions, or other benefits based on the revenues or earnings of any company or any other person;

          (iii)all insurance and annuity contracts offered, issued, reinsured, or underwritten by PRI or by AFP on behalf of PRI as its attorney-in-fact have been duly approved under all applicable insurance laws and regulations;

          (iv) the respective underwriting standards utilized and ratings applied by PRI or by AFP on behalf of PRI as its attorney-in-fact and, to the knowledge of the Goldberg Sellers, or any of them, by any other person that is a party to or bound by any reinsurance, coinsurance, or other similar contracts with PRI conform in all material respects to industry-accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar contracts;

          (v) all amounts (including without limitation amounts based on paid and unpaid losses) to which PRI is entitled under reinsurance, coinsurance, assumption, fronting, or other similar contracts by which PRI insures, or is insured by, a third person against loss or liability from risks assumed, are fully collectible;

          (vi) each insurance agent or general agent and each broker, at the time such agent or broker offered, wrote, sold, or produced business for PRI, was duly licensed as an insurance agent or broker, as the case may be, for the business offered, written, sold, or produced by such agent or broker in the particular jurisdiction in which such agent or broker offered, wrote, sold, or produced such business for PRI and no such insurance agent, general agent or any group of affiliate agents or broker has written 5% or more of PRI's total in-force premium;

          (vii)no such insurance agent violated (with or without notice or lapse of time or both, would have violated) any material term or provision of any law or any writ, judgment, decree, injunction, or similar order applicable to, or engaged in any misrepresentation with respect to, the writing, sale, or production of business for PRI.

     (z) Patents, Trademarks, Etc.. There are no United States or foreign patents or patent applications needed by PRI to operate its business. Set forth in Schedule 3.2(z) hereto is a complete list and summary description of all trademarks, trade names, service marks, copyrights (whether registered or as to which registration has been applied for in any jurisdiction) and fictitious names of PRI and all common law trademarks used by PRI, none of which is owned by or licensed to anyone other than PRI. There is no existing or, to the knowledge of the Goldberg Sellers or any of them, threatened material infringement, misuse or misappropriation by others or pending or threatened claims by PRI against others for infringement, misuse or misappropriation of any patent, trademark, trade name, fictitious name, copyright, trade secret or know-how relating to the business of PRI.

     (aa) Computer Software. No computer hardware, software, programs, or similar systems are owned by or licensed to PRI. Neither the Goldberg Sellers or any of them nor PRI is in material conflict with or in material violation or infringement of, nor have the Goldberg

Sellers or any of them or PRI received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any material computer hardware, software, programs, or similar systems.

     (bb) No Threatened Cancellation. Since January 1, 1997, no policyholder, group of policyholder affiliates, or persons writing, selling or producing insurance business that individually or in the aggregate accounts for 5% or more of the premium of PRI for the year ended December 31, 1997, has terminated or, to the knowledge of the Goldberg Sellers or any of them, threatened to terminate its relationship with PRI.

     (cc) Books and Records. The minute books and other similar records of PRI contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders and board of directors of PRI and of each committee thereof. The books and records of PRI accurately reflect in all material respects the business or condition of PRI and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     (dd) No Investment Company. PRI is not, and has not registered as, an investment company within the meaning of the Investment Company Act of 1940, as amended. PRI does not maintain any separate account or similar fund for the benefit of any policyholder or annuitant.

     (ee) Investment Portfolio. Set forth in Schedule 3.2(ee) hereto is a complete and correct list of all stocks, notes, debentures, bonds, mortgage loans, policy loans and other securities and investments owned of record and beneficially by PRI, which constitute the entire investment portfolio of PRI (the "Investment Assets"). PRI has good and marketable title to the

Investment Assets. As of the Closing, PRI's investment portfolio shall consist of the Investment Assets, including any changes made to the Investment Assets in accordance with Section 2.12(h) of this Agreement, and PRI shall own and have good and marketable title to all such Investment Assets.

     Section  3.3  Representations   and  Warranties  of  Purchaser.   Purchaser
represents and warrants to the Sellers as follows:

     (a) Organization and Good Standing. Purchaser is a Florida corporation, validly existing and in good standing under the laws of the State of Florida.

     (b) Power and Authority. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and any other agreement required hereby to be executed by it. The execution, delivery and performance of this Agreement and any other agreement required hereby to be executed by Purchaser have been duly authorized by all requisite action on behalf of Purchaser. This Agreement constitutes, and each of any other agreement contemplated hereby to be executed by Purchaser will constitute when executed and delivered, a valid and legally binding obligation of Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by principles of equity, bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally.

     (c) No Conflicts. The execution and delivery of this Agreement and any other agreements required to be executed and delivered hereby by Purchaser and the consummation of the transactions contemplated hereby by Purchaser in accordance with the terms hereof and thereof, upon receipt of the consents and approvals contemplated by Section 3.3(d) hereof, will not violate any existing provision of the Articles of Incorporation or other organizational documents of Purchaser or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to Purchaser, other than to the extent such violation would not have a Material Adverse Effect on or affecting Purchaser, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Purchaser is a party, or by which any of its properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement, other than to the extent such violation would not have a Material Adverse Effect on or affecting Purchaser.

     (d) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by Purchaser, in connection with the execution, delivery, performance, validity, and enforceability of this Agreement or the purchase of the AFP Shares, except for (i) filings to be made with, and approvals to be obtained from, the New York Department and the Department of Insurance of the State of Florida, (ii) any filings that may be required under HSR, and (iii) registrations, declarations or filings that may be required to be made subsequent to the Closing Date with any governmental entity or third party not entailing any requirement of consent, license, approval, order or authorization on the part of such governmental entity or third party, and (iv) such consents, the failure of which to obtain would not affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

     (e) Disclosure. Neither this Agreement nor any schedule or exhibit hereto, or any certificate required to be furnished to the Sellers by or on behalf of Purchaser pursuant to this Agreement contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading except to the extent such misstatement or omission addresses a set of facts or circumstances that has not had and cannot reasonably be expected to have a Material Adverse Effect on or affecting Purchaser and has not and cannot reasonably be expected to affect the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby. The representations contained in this Section 3.3(e) shall not apply to general economic conditions or general competitive developments arising after the date of this Agreement.

     (f) Brokers. All activities of Purchaser relating to this Agreement and the transactions contemplated hereunder have been carried on by Purchaser in such manner so as not to give rise to any valid claim by any person for a finder's fee, brokerage commission or other like payment.

     (g) Purchaser's Examination. Purchaser acknowledges, represents, warrants and agrees that:

          (i) To Purchaser's knowledge, Purchaser and its representatives have received or been given access to such information as requested by Purchaser regarding AFP and PRI and their respective businesses in connection with Purchaser's determination to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) Purchaser  and  its   representatives   have  been  afforded  the
               opportunity to ask questions of and receive answers from management employees of AFP regarding AFP and PRI and their respective businesses in connection with Purchaser's determination to enter into this Agreement and consummate the transactions contemplated hereby;

          (iii)Purchaser is not relying on any forecasted operating results or budgets prepared by AFP or the Sellers, rather upon its own plan of operations and financial forecasts; and

          (iv) No representation or warranties are being made by any Seller except to the extent set forth in this Agreement or in the exhibits, schedules and documents attached hereto or executed and delivered in connection herewith. Except as set forth on a certificate to be delivered by Purchaser at the Closing, to the knowledge of Purchaser, as of the date of execution of this Agreement, Purchaser is not aware of any facts or circumstances that would serve as the basis for a claim by Purchaser against any of the Sellers hereunder based upon a breach of any of their respective representations and warranties contained in this Agreement.

                                   ARTICLE IV
                              Conditions Precedent

         Section 4.1 Purchaser. The obligation of Purchaser to consummate the transactions contemplated herein and to purchase the AFP Shares shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Sellers set forth in this Agreement shall (i) to the extent such representations and warranties are not qualified by a materiality standard, be true and correct in all material respects on the Closing Date as if made on and as of such date, and (ii) to the extent such representations and warranties are qualified by a materiality standard, be true and correct in all respects without such qualification on the Closing Date as if made on and as of the Closing Date.

     (b) Performance of Obligations. The Sellers, AFP and PRI shall have performed in all material respects their respective obligations contained in this Agreement to be performed on or prior to the Closing Date, and Purchaser shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date.

     (c) Threatened or Pending Proceedings. No proceedings shall have been threatened or initiated by any person to enjoin or restrain the consummation of the transactions contemplated hereby or seeking damages or other relief from any party hereto or an Affiliate thereof as a result thereof, provided, that if any such suit were determined adversely, it would have a Material Adverse Effect on the person or entity against whom such damages or other relief is sought.

     (d) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired or been terminated without objection, any required approvals or authorizations from the New York Department, any necessary approval of the Florida Department of Insurance, and all other approvals or consents of any regulatory authority or body or other person required to permit the Closing to occur and the consummation of the transactions contemplated by this Agreement, the PRI Agreements, and the AFP Agreements without any violation by Purchaser, AFP, or PRI of any law or obligation shall have been obtained.

     (e) Corporate and Other Approvals and Consents. AFP's board of directors shall have approved the execution, delivery, and performance of the AFP Agreements and the consummation of the transactions contemplated hereby or thereby to be consummated by AFP. PRI's Board of Governors shall have approved, and if necessary, the Subscribers shall have approved, the execution, delivery, and performance of the PRI Agreements and the consummation of the transactions contemplated hereby and thereby to be consummated by PRI.

     (f) Legal Opinions. Purchaser shall have received the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP in the form attached hereto as Exhibit 4.1(f)-1, the opinion of Bennett, Ayervais and Bertrand, P.C. in the form attached hereto as Exhibit 4.1(f)-2, the opinions of counsel for each of the DDG Estate and the Slater Estate, in a form reasonably acceptable to Purchaser, and the opinion of Morton Povman, P.C., counsel for PRI, substantially in the form attached hereto as Exhibit 4.1(f)-3.

     (g) No Adverse Change. Since December 31, 1997, there shall not have been any Material Adverse Effect on or affecting or Material Adverse Change with respect to AFP or PRI.

     (h) Amended and Restated Management Agreement. The New York Department shall have approved the Amended and Restated Management Agreement and the execution, delivery, and performance thereof by AFP and PRI, and PRI and AFP shall have executed and delivered the Amended and Restated Management Agreement.

     (i) Reinsurance Agreement. The New York Department shall have approved the New Reinsurance Agreement and the execution, delivery, and performance thereof by PRI and FPIC. The New Reinsurance Agreement shall have been executed and delivered by PRI and FPIC as of December 31, 1998 and no event shall have occurred that constitutes, or would constitute with the giving of notice or the passage of time, a default by PRI thereunder. The Current Reinsurance Agreement shall have been terminated effective as of December 31, 1998.

     (j) Bonomo Employment Agreement. The Bonomo Employment Agreement shall be and remain in full force and effect, Bonomo shall not have died or become permanently disabled, and no event shall have occurred that constitutes, or would constitute, with the giving of notice or the passage of time, a rejection or repudiation by Bonomo of or a default by Bonomo under the Bonomo Employment Agreement.

     (k) Board of Governors. Three persons designated by Purchaser shall have been elected or shall remain as members of the PRI Board of Governors and any resignations of members of the PRI Board of Governors who are Sellers or representatives or designees of AFP necessitated thereby shall have occurred.

     (l) BG Agreement. Bruce Goldberg shall have terminated all of his positions with AFP and PRI (other than pursuant to the BG Agreement) at no cost or liability to AFP or PRI and Bruce Goldberg and AFP shall have executed and delivered the BG Agreement.

     (m) SIG Agreement. SIG shall have terminated all of his positions with AFP (other than pursuant to the SIG Agreement) and PRI at no cost or liability to AFP or PRI and SIG shall have executed and delivered the SIG Agreement.

     (n) Noncompetition Agreements. GTG shall have executed and delivered a Noncompetition Agreement with AFP in the form attached hereto as Exhibit 2.2(a) and the DDG Estate shall have executed and delivered a Noncompetition Agreement with AFP in the form attached hereto as Exhibit 2.2(b).

     (o) Resignations. All of the directors of AFP and the officers of AFP designated by Purchaser shall have resigned and the trustees of the Benefit Plans designated by Purchaser shall have resigned as of the date requested by Purchaser.

     (p) 338(h)(10) Election. The Sellers shall have executed an effective, irrevocable election under Section 338(h)(10) of the Code in form and substance satisfactory to Purchaser, and the Sellers shall have delivered all documents in connection therewith as Purchaser shall request.

     (q) Sublease. EPG Research Foundation (the "Foundation") and AFP shall have entered into a new sublease with respect to the space currently subleased by EPG Research Foundation at AFP's Manhasset, New York office premises, which sublease shall replace the current sublease and shall contain terms reasonably acceptable to Purchaser and SIG, including, but not limited to (A) a rental rate equal to that paid by AFP for such space,
(B) indemnification of AFP for any liabilities arising from such sublease and the activities conducted in such space, including environmental liabilities, (C) maintenance of full coverage insurance in an amount not less than currently held covering such space and the activities conducted therein and naming AFP and its Affiliates as additional named insureds, and (D) an option exercisable by the Foundation to extend or renew the sublease on substantially the same terms and conditions as the initial term thereof in the event and to the extent AFP renews or extends the underlying lease.

     (r) Secretary's Certificates. Purchaser shall have received from AFP (i) a certificate dated the Closing Date from AFP's Secretary attaching (A) a true and complete copy of AFP's Articles of Incorporation certified by the Secretary of State of New York, which certification shall be dated not more than ten days prior to the Closing Date, (B) a true and complete copy of AFP's Bylaws, (C) a Good Standing Certificate for AFP from the Secretary of State of New York, which Certificate shall be dated no more than ten days prior to the Closing Date, and
(D) resolutions duly adopted by the board of directors of AFP and approving the execution, delivery, and performance of the AFP Agreements and the other transactions contemplated herein. Purchaser shall have received from PRI (i) a certificate dated the Closing Date from PRI's Secretary attaching (A) a true and complete copy of PRI's Declaration pursuant to Section 411(2), New York Insurance Law certified by the Superintendent of the New York Department, which certification shall be dated not more than ten days prior to the Closing Date,
(B) a true and complete copy of PRI's Subscribers Agreement, and (C) a Good Standing Certificate for PRI from the Secretary of State of New York, which Certificate shall be dated no more than ten days prior to the Closing Date, and (D) resolutions duly adopted by the Board of Governors of PRI and approving the execution, delivery, and performance of the PRI Agreements and the other transactions contemplated herein.

     Section 4.2 Conditions to the Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated herein and to sell the AFP Shares shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by Purchaser and dated as of the Closing Date.

     (b) Performance of Obligations. Purchaser shall have performed in all material respects its obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Sellers shall have received a certificate to such effect, executed by Purchaser and dated as of the Closing Date.

     (c) Threatened or Pending Proceedings. No proceedings shall have been threatened or initiated by any person to enjoin or restrain the consummation of the transactions contemplated hereby or seeking damages or other relief from any party thereto as a result thereof; provided, that if any such suit were determined adversely, it would have a Material Adverse Effect on the person or entity against whom such damages or other relief is sought.

     (d) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired or been terminated without objection and any necessary approval of the New York

Department and the Florida Department of Insurance shall have been obtained to permit the Closing to occur and the consummation of the transactions contemplated by this Agreement without any violation by the Sellers or any of them of any applicable law.

     (e) Legal Opinion. The Sellers shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., in the form attached hereto as Exhibit 4.2(e).

     (f) Sublease. EPG Research Foundation (the "Foundation") and AFP shall have entered into a new sublease with respect to the space currently subleased by EPG Research Foundation at AFP's Manhasset, New York office premises, which sublease shall replace the current sublease and shall contain terms reasonably acceptable to Purchaser and SIG, including, but not limited to (A) a rental rate equal to that paid by AFP for such space, (B) indemnification of AFP for any liabilities arising from such sublease and the activities conducted in such space, including environmental liabilities, (C) maintenance of full coverage insurance in an amount not less than currently held covering such space and the activities conducted therein and naming AFP and its Affiliates as additional named insureds, and (D) an option exercisable by the Foundation to extend or renew the sublease on substantially the same terms and conditions as the initial term thereof in the event and to the extent AFP renews or extends the underlying lease.

                                    ARTICLE V
                                 Indemnification

     Section 5.1 Survival of Representations and Warranties. All representations and warranties in the  Sections  listed on Schedule  5.1,  and the right to make claims for the breach thereof, shall survive the execution and delivery of this Agreement and the Closing until the expiration of all applicable statutes of limitation (including without limitation all periods of extension, whether automatic or permissive) affecting such representations or warranties. All other representations and warranties contained in this Agreement or in the exhibits, schedules, and documents attached hereto or executed and delivered in connection herewith, and the right to make claims for the breach or inaccuracy thereof, shall survive for eighteen months from the Closing Date. Any claim for indemnification for a breach or inaccuracy of a representation or warranty for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of the period. Any furnishing of information to Purchaser by the Sellers or any of them or by AFP or PRI pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of AFP or PRI to which Purchaser shall have access or any information obtained by, or made available to, Purchaser as a result of any investigation made by or on behalf of Purchaser prior to or after the date of this Agreement, shall not affect or be deemed a waiver of Purchaser's right to rely on any written statement, representation, warranty, covenant or agreement made or deemed made by the Sellers or any of them.

     Section 5.2 Indemnification.

     (a) Subject to paragraph (c) of this Section 5.2, the Goldberg Sellers hereby jointly and severally agree to indemnify Purchaser, AFP, PRI, and their Affiliates, and hold Purchaser, AFP, PRI, and their Affiliates harmless from and against and in respect of, all liabilities, losses, claims, costs or damages (including reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred by Purchaser, AFP, PRI, or their Affiliates and resulting from or arising out of (i) any breach or inaccuracy of any representations or warranties by the Goldberg Sellers or any of them contained either in this Agreement or in any exhibit, schedule, or document attached hereto or executed and delivered in connection herewith or in any certificate delivered pursuant hereto, including any certificates delivered on the Closing Date, (ii) any failure by the Goldberg Sellers or any of them to perform any of their obligations contained in this Agreement.

     (b) Subject to paragraph (c) of this Section 5.2, each Non-Goldberg Seller hereby agrees to indemnify Purchaser, AFP, PRI, and their Affiliates, and hold Purchaser, AFP, PRI, and their Affiliates harmless from and against and in respect of, all Losses incurred by Purchaser, AFP, PRI, or their Affiliates and resulting from or arising out of (i) any breach or inaccuracy of any representations or warranties by such Non-Goldberg Seller contained either in this Agreement or in any exhibit, schedule or document attached hereto or executed and delivered in connection herewith or in any certificate delivered pursuant hereto, including any certificates delivered on the Closing Date, or
(ii) any failure by such Non-Goldberg Seller to perform any of such Non-Goldberg Seller's obligations contained in this Agreement.

     (c) The  Goldberg  Sellers  shall not have any  liability  pursuant to this
Section 5.2 until the aggregate amount of all Losses with respect to matters set forth herein exceeds $300,000, but shall then be liable from the first dollar of such Losses. The aggregate indemnification obligations of the Sellers pursuant to this Section 5.2 shall not exceed $45,000,000; provided, that the limitation of liability contained in this sentence shall not apply with respect to indemnification for a knowing breach or inaccuracy of a representation or warranty. The maximum indemnification obligation of any Seller pursuant to this Section 5.2 shall not exceed an amount equal to the portion of the Purchase Consideration allocated to such Seller in Schedule 1.3. Notwithstanding any other provisions of this Agreement, the Goldberg Sellers shall not be obligated to indemnify, and shall not otherwise be liable to, Purchaser for (i) any Losses to the extent such Losses arise from a breach or inaccuracy of a representation or warranty contained in Section 3.2(h) (the representations and warranties contained in Section 3.2(h) being hereinafter referred to as the "Reserve Representations and Warranties") or (ii) any Losses arising from a breach or inaccuracy of a representation or warranty contained in another subsection of Section 3.2 of this Agreement to the extent the underlying basis of such breach or inaccuracy is the inaccuracy of a representation or warranty contained in the Reserve Representations and Warranties; it being understood that the limitation of liability contained in this sentence shall not apply to, limit or otherwise affect the right of Purchaser, AFP, PRI or their Affiliates to be indemnified for Losses arising from or relating to a breach or inaccuracy of a representation or warranty contained in Section 3.2 of this Agreement to the extent such breach or inaccuracy, or the underlying basis thereof, is predicated on a matter other than, or in addition to, the inaccuracy of a representation or warranty contained in the Reserve Representations and Warranties.

     (d) Subject to paragraph (e) of this Section 5.2, Purchaser hereby agrees to indemnify the Sellers and hold the Sellers harmless from and against and in respect of, all Losses incurred by the Sellers and resulting from or arising out of (i) any breach or inaccuracy of any representations or warranties by Purchaser to the Sellers contained in this Agreement or in any exhibit, schedule, or document attached hereto or executed and delivered in connection herewith or in any certificate delivered pursuant hereto, including any certificates delivered by Purchaser to the Sellers on the Closing Date or (ii) any failure by Purchaser to perform any of its obligations to the Sellers contained in this Agreement.

     (e) Purchaser shall have no liability pursuant to this Section 5.2 until the aggregate amount of all Losses with respect to matters set forth herein exceeds $300,000, but shall then be liable from the first dollar of such Losses.

     (f) Promptly after a party's receipt of notice from a third party of the commencement of any action or proceeding in respect of which indemnification may be sought against the other party pursuant to this Section (but in no event later than ten days prior to the time any response thereto is required), the party seeking indemnification shall notify the other party of the commencement thereof and such other party shall assume the defense of such action (including the employment of counsel). Thereafter, the party against whom indemnification is sought shall have the right to control the defense of such action (including through appeal); provided, however, that the party seeking indemnification shall have the right to participate in such defense at its own expense. In addition, the party against whom indemnification is sought shall be required to post any bond or provisionally pay any amount that may be required in order to conduct such a defense. The party against whom indemnification is sought shall not compromise or settle the claim without the prior written consent of the party seeking indemnification, which consent shall not unreasonably be withheld. If a party against whom indemnification is sought fails to undertake such defense after notification (in accordance with the provisions above) from the party seeking indemnification, the party seeking indemnification may conduct such defense itself or settle any such claim without relieving the party against whom indemnification is sought from any of its obligations to make indemnification payments under this Section.

                                   ARTICLE VI
                                 Confidentiality

     Section 6.1 Confidentiality. From and after the date hereof, unless otherwise agreed to by the parties, each of the parties shall keep, and shall use its, his or her best efforts to ensure that its directors, executive officers, contractors, consultants and agents keep, confidential all information acquired from the other parties pursuant to this Agreement or otherwise, including the contents of this Agreement and any document delivered pursuant thereto or in connection therewith, except that the foregoing restriction shall not apply to any information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement, (ii) was already known to the recipient as evidenced by prior written documents in its possession, (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder, (iv) is developed by or on behalf of the receiving party, without reliance on confidential information received hereunder, (v) is submitted by the recipient to governmental authorities or regulatory bodies to facilitate the issuance of approvals necessary or appropriate for the operation of their businesses, provided that reasonable measures shall be taken to assure confidential treatment of such information, or (vi) is otherwise required to be disclosed in compliance with applicable laws, including, without limitation, securities laws, or order by a court or other government authority or regulatory body having competent jurisdiction. Without limiting the generality of the foregoing, no press release or similar public announcement or disclosure concerning this Agreement or the transactions contemplated herein shall be made by a party hereto without the prior written consent of the other parties, except that Purchaser shall be entitled to file, as, when, and in the form required by applicable securities laws, a Form 8-K relating to the transactions contemplated by this Agreement. Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other party from any violation or threatened violation of this Section.

                                   ARTICLE VII
                                  Miscellaneous

         Section 7.1  Tax Matters.

     (a) Liability for Taxes.

     (i) Except as provided in Section 7.1(a)(ii) hereof or except to the extent reserved on the books of AFP, the Sellers shall be solely responsible for and shall indemnify and hold harmless Purchaser and AFP with respect to all Taxes upon AFP for or with respect to all taxable periods or portions thereof ending on or before the Closing Date. For purposes of this Agreement, including, without limitation, Section 7.1(a) and
(b) hereof, the Closing Date shall be treated as the last day of a taxable period regardless of whether a taxable period in fact ends on the Closing Date. The indemnification obligations contained in this Section shall be in addition to and not limited by any other indemnification obligations of the Sellers contained elsewhere in this Agreement, except that there shall be no duplication of indemnify.

     (ii) All excise, sales, use, value added, registration, stamp, recording, documentary, franchise, conveyancing, property transfer, gains and similar Taxes, levies, charges and fees, including any deficiencies, interest, penalties, additions to tax or additional amounts (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne equally by (x) Purchaser and (y) the Sellers. The party that is required by applicable law to make the filings, reports, or returns and to handle any audits or controversies with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

     (b) Purchaser shall cause AFP to be solely responsible for and to indemnify and hold harmless the Sellers with respect to Taxes upon or with respect to AFP, or its operations or activities, for or with respect to all periods after the Closing Date. The indemnification obligations contained in this Section shall be in addition to and not limited by other indemnification obligations of the Purchaser contained elsewhere in this Agreement, except that there shall be no duplication of indemnity.

     (c) Cooperation on Tax Matters. The Sellers and Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records and to computations for Closing Tax reserves with supporting documentation) and assistance relating to AFP as is reasonably necessary for the filing of any tax return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Each of the Sellers and Purchaser agree to retain or cause to be retained all books and records pertinent to AFP until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Each of the Sellers and Purchaser shall cooperate with each other in the conduct of any audit or other proceedings involving AFP and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.1.

     (d) 338(h)(10) Election. The Sellers agree, at Purchaser's request, to join Purchaser in making a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdictions with respect to AFP (the "Section 338(h)(10) Election") and file such election in accordance with applicable regulations. The Section 338(h)(10) Election shall properly reflect the price allocation (as hereinafter described). Within 30 days after the Closing Date, Purchaser shall allocate the modified ADSP (as such term is defined in Treasury Regulation Section 1.338(h)(10)-1) to the assets of AFP and deliver the allocation to the Goldberg Sellers. The Goldberg Sellers shall have 30 days from such date to object in writing to the allocation, specifying the basis of such objection. The Sellers shall be deemed to have agreed with the Purchaser's allocation, except as specifically objected to in such notice. If the Goldberg Sellers do object, the Goldberg Sellers and the Purchaser shall cooperate with each other to reach a mutual agreement thereon. Notwithstanding any other provision herein to the contrary, in the event that more than $2,000,000 is allocated to the aggregate fixed and tangible assets of AFP as shown on the financial statements of AFP, Purchaser shall indemnify, and hold each of the Sellers harmless from, any net additional tax liability that is imposed on the Sellers as the result of such excess allocation. Sellers shall calculate gain or loss, if any, resulting from the
Section 338(h)(10) Election and the Purchaser shall cause AFP to determine its tax basis in its assets in a manner consistent with the allocation and neither Sellers nor Purchaser shall take a position inconsistent therewith.

     Section 7.2 Plan Action. As soon as practicable following the Closing, Purchaser shall establish or shall cause AFP to establish a qualified defined benefit pension plan (the "Mirror Plan") intended to qualify under Section 401(a) of the Code, which Mirror Plan will accept a transfer of liabilities from the North American Treaty Corporation Defined Benefit Pension Plan ("NATC Plan") for employees of AFP who are active as of the Closing Date and who retired from AFP prior to the Closing Date (the "Mirror Participants").

     Section 7.3 Plan Amendment. Effective as of the Closing, the Sellers shall cause the NATC Plan to be amended to remove AFP as an "Employer" (as that term is defined in Section 1.26 of the NATC Plan) so as to cause AFP to discontinue participation in the NATC Plan, and to cease benefit accruals under the NATC Plan for all employees of AFP as of such date.

     Section 7.4 Plan Matters. Except to the extent that Purchaser and the Sellers otherwise mutually agree following the date hereof and prior to the transfer date described below:

     (a) The Mirror Plan shall provide that all service credited to the employees of AFP under the NATC Plan will be recognized for all purposes thereunder and the Sellers agree to provide Purchaser with data reflecting the months and years of service credited to such employees under the NATC Plan as of the Closing Date; and

     (b) upon the transfer of assets referred to below, the accrued benefits of employees of AFP who participated in the NATC Plan, shall in no event be less than the accrued benefit of such employees under the NATC Plan as of the date of transfer;

     (c) as soon as reasonably practicable following the Closing Date, the Sellers shall cause to be transferred from the NATC Plan to the trust under the Mirror Plan an amount in cash or other property held under such plan equal to the accrued benefits of the Mirror Participants, determined on an ongoing basis, determined as of the transfer date (provided that the amount transferred shall be at least equal to the amount required by Section 414(l) of the Code), as calculated by an actuary appointed by the Sellers and agreed to by an actuary appointed by Purchaser and shall be reduced by the amount of any benefit payments made with respect to employees of AFP after the Closing but prior to the date of transfer. Prior to any such transfer, the Sellers' actuary shall provide a copy of his calculations to an actuary selected by Purchaser who shall promptly review such calculations and promptly indicate any disagreement therewith. In the event such difference is significant, they shall jointly agree on a third actuarial firm (the cost of which shall be borne evenly by Purchaser and the Goldberg Sellers), which shall review the transfer calculations and the determination of which shall be final and binding on Purchaser and the Sellers.

     (d) Purchaser shall make a pro rata share of the maximum tax deductible contribution (as set forth in Section 404(a)(1)(A)(iii) of the Internal Revenue Code of 1986, as amended) that can be made to the NATC Plan for the plan year beginning January 1, 1998 for the employees of AFP. Purchaser's share of the contribution shall be based on the allocation method used in determining each Employer's contribution to the NATC Plan for the 1997 plan year.

     Section 7.5 Expenses. Purchaser and each Seller shall, except as otherwise specifically provided herein, bear their respective legal and other costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby without right of reimbursement from the other or from AFP.

     Section 7.6 Guaranty. If not performed on or before the Closing, then as soon as practicable following the Closing, the Sellers will correct in a manner reasonably acceptable to Purchaser any possible violation of applicable law arising in connection with the Guaranty and Indemnification Agreement dated October 13, 1993 (the "Guaranty") by AFP in favor of the Administrators for the Professions Defined Benefit Pension Plan; provided that, subject to the foregoing, the Seller's options shall not be limited with respect to any such liability, including but not limited to, seeking retroactive relief of any violation from the U.S. Department of Labor. The Sellers shall be liable for the payment of any amounts payable to the NATC Plan (as defined herein) or otherwise in connection with the Guaranty and shall indemnify Purchaser and AFP from any Losses, as hereinafter defined, that either of them actually incur as a result of, or in connection with, the failure of the Sellers to make all or any part of such payment. If any payments made under the Guaranty have been deducted by AFP on any applicable tax return and any such deduction is disallowed, then the Sellers will indemnify Purchaser and AFP and hold Purchaser and AFP harmless to the extent of the value of any such disallowed deduction and from any penalties, interest, or other payments and costs that are assessed as a result of such disallowance. Notwithstanding anything to the contrary in this Agreement, the Sellers' payment and indemnification obligations under this
Section 7.5 shall survive the Closing and the Sellers' indemnification obligations under this Section 7.5 shall be in addition to and not limited by any other indemnification provisions in this Agreement, but shall not exceed $200,000 in any event.

     Section 7.7 Litigation Defense. The control of the defense of the litigation described in Schedule 3.1(l) shall remain with AFP after the Closing Date; provided, however that the Sellers shall have the right to participate in such defense at their own expense.

     Section 7.8 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, telegraphed, telexed (with appropriate answerback received), sent by facsimile transmission (with immediate confirmation by telephone conference with the recipient party thereafter), or sent by registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed (provided the correct answerback is received), or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if mailed, three (3) business days after the date of deposit in the mails; or if sent by overnight courier, one (1) business day after the date of delivery to the courier service marked for overnight delivery; in each case addressed as follows:

                  (a)  If to Purchaser, to:

                           FPIC Insurance Group, Inc.
                           1000 Riverside Avenue, Suite 800
                           Jacksonville, FL  32204
                           Attention:  William R. Russell
                           Telephone:  904/350-1020
                           Facsimile:  904/350-1049

                           and to:

                           FPIC Insurance Group, Inc.
                           1000 Riverside Avenue, Suite 800
                           Jacksonville, FL  32204
                           Attention:  Robert B. Finch
                           Telephone:  904/350-1016
                           Facsimile:  904/350-1049

                  (b) If to the Sellers, to the addresses set forth on Schedule 7.7 with a copy to:

                           Emanuel S. Cherney, Esq.
                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, NY  10022-3598
                           Telephone:  212/836-8000
                           Facsimile: 212/836-8689


or to such other address as the parties hereto may specify from time to time by notice given as provided herein.

     Section 7.9 Termination.

     This Agreement (other than the obligations contained in Article 7) may be terminated as to the parties hereto and the transactions contemplated herein abandoned at any time prior to the Closing by:

     (a) the mutual consent of all parties hereto;

     (b) Purchaser at any time after February 15, 1999, if at such time the conditions set forth in Section 4.1 hereof have not been satisfied through no fault of Purchaser and Purchaser gives the Sellers notice of such fact;

     (c) the Sellers at any time after February 15, 1999, if at such time the conditions set forth in Section 4.2 hereof have not been satisfied through no fault of the Sellers and the Sellers give Purchaser notice of such fact; or

     (d) either Purchaser or the Sellers at any time after March 15, 1999, if at such time the conditions set forth in Article IV have not been satisfied. Termination of this Agreement as provided in this Section shall not effect any other rights or remedies any party may have at law, in equity or otherwise.

     Section 7.10 Amendment. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

     Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.12 Governing Law. This Agreement shall, in accordance with the General Obligations Laws of the State of New York, be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of interest laws that would call for the application of the laws of any other jurisdiction.

     Section 7.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior negotiations, agreements, understandings or arrangements among the parties hereto with respect to the subject matter hereof.

     Section 7.14 Waivers. The provisions of this Agreement may only be waived by an instrument in writing executed by the party granting the waiver. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. Without limiting the generality of the foregoing, no action taken pursuant to this Agreement, including proceeding with Closing, shall be deemed to constitute a waiver by the party taking such action or of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

     Section 7.15 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

     Section 7.16 Assignment. Purchaser may not assign its rights under this Agreement without the prior written consent of the Sellers, which consent shall not unreasonably be withheld, conditioned, or delayed. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Purchaser. Neither the Sellers, nor any of them, may assign any of their rights or obligations under this Agreement.

     Section 7.17 Further Assurances. From and after the Closing, each party shall execute and deliver such documents and take such other actions as the other parties may reasonably request to further effect or evidence the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   Purchaser:
                                   FPIC INSURANCE GROUP, INC.

                                   By:  /s/ Robert B. Finch
                                        ----------------------------
                                   Its: Executive Vice President and
					Chief Financial Officer

                                   The Sellers:

                                   The Estate of Donald D. Goldberg

                                   By:  /s/ Seth I. Goldberg
                                        ---------------------------

				   /s/ Seth I. Goldberg
                                   --------------------------------
                                   Seth I. Goldberg, M.D.

                                   /s/ Glenn T. Goldberg
                                   --------------------------------
                                   Glenn T. Goldberg, M.D.

                                   /s/ Peter Demetriou
                                   --------------------------------
                                   Peter Demetriou

                                   /s/ Elias Halvatzis
                                   --------------------------------
                                   Elias Halvatzis

                                   /s/ Seymour Sadkin
                                   --------------------------------
                                   Seymour Sadkin

                                   The Estate of Philip Slater

                                   By:  /s/ Cecile Slater
                                        ---------------------------

                                   /s/ Susan Barbiero
                                   --------------------------------
                                   Susan Barbiero

                                                                    Schedule 1.3


                             Purchase Consideration


     The Purchase Consideration shall be divided and allocated among the Sellers as follows:

DDG Estate                        $20,500,000.00           reduced by the stock
                                                           consideration
                                                           received*
SIG                               $13,500,000.00           reduced by the stock
                                                           consideration
                                                           received*
GTG                               $13,500,000.00           reduced by the stock
                                                           consideration
                                                           received*
Demetriou                         $500,000.00

Halvatzis                         $500,000.00
Sadkin                            $500,000.00

Slater Estate                     $500,000.00
Barbiero                          $500,000.00

* The Goldberg Sellers will receive an aggregate of 214,286 unregistered shares of Purchaser's common stock, par value $.10 per share, allocated among the Goldberg Sellers as the Goldberg Sellers shall notify Purchaser at least five business days prior to the Closing. The cash consideration received by each Goldberg Seller shall be reduced by $28 per each share of Purchaser's stock received. For purposes of Section 2.8, Section 2.9,
     Section 5.2(c) or any other Section of this Agreement requiring an allocation of the Purchase Consideration, the Sellers shall be deemed to have received the following percentages of the Purchase Consideration: the DDG Estate shall be deemed to have received 41%, SIG shall be deemed to have received 27%, GTG shall be deemed to have received 27%, and each other Seller shall be deemed to have received 1%.

                                                                    Schedule 5.1


Sections Containing Representations and Warranties Surviving for the Statute of Limitations Period


Sections 3.1(a), (b), (c), (d), (e), (f), (g), (p), (s), (x), and (y)

Sections 3.1(ff), (gg), (hh), (ii), (jj), (kk)

Sections 3.1(mm), (nn), (oo), (pp), (qq), (rr)

Sections 3.2(a), (b), (c), (d), (e), (f), (g), (p), (s), (x), and (y)

Sections 3.3(a), (b), (c), and (d)

                                    EXHIBITS

2.2(a)    Noncompetition,   Confidentiality  and  Protection  of  Trade  Secrets
          Agreement between FPIC Insurance Group, Inc., Administrators for the Professions, Inc. and Glenn T. Goldberg

2.2(b)    Noncompetition,   Confidentiality  and  Protection  of  Trade  Secrets
          Agreement between FPIC Insurance Group, Inc., Administrators for the Professions, Inc. and the Estate of Donald D. Goldberg

2.3 Noncompete Agreement between Administrators for the Professions, Inc. and Bruce Goldberg

2.4 Consulting and Noncompete Agreement between Administrators for the Professions, Inc. and Seth I. Goldberg

2.10      New Reinsurance Agreement

2.11 Amended and Restated Management Agreement between Administrators for the Professions, Inc. and Physicians Reciprocal Insurers

4.1(f)1   Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP

4.1(f)2   Opinion of Bennett, Ayervais and Bertrand, P.C.

4.1(f)3   Opinion of Morton Povman, P.C.

4.2(e)    Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                    SCHEDULES

1.3       Purchase Consideration Allocation

2.7       Reserve Adjustment

2.10      Current Reinsurance Agreement

3.1(f)    Schedule of AFP Stock Certificates Issued

3.1(i)    Exceptions to GAAP Accounting with respect to Interim Statements

3.1(j)    Intercompany Accounts

3.1(k)    Undisclosed Liabilities

3.1(l)    Litigation

3.1(m)    Real and Personal Property

3.1(n)    Leases and Contracts

3.1(o)    Contracts

3.1(r)    Absence of Certain Changes

3.1(s)    Tax Information

3.1(t)    Insurance Policies

3.1(u)    Transactions with Interested Persons

3.1(v)    Bank and Brokerage Accounts

3.1(x)    Employee Benefit Plans

3.1(y)    Employees, Agents and Consultants

3.1(z)    Patents, Trademarks, etc.

3.1(bb)   Computer Software

3.1(kk)   Certain Intercompany Accounts

3.1(rr)   Certain Intercompany Accounts

3.2(j)    Certain Intercompany Accounts

3.2(k)    Undisclosed Liabilities

3.2(l)    Litigation

3.2(m)    Real and Personal Property

3.2(n)    Leases, Contracts, Encumbrances

3.2(o)    Contracts

3.2(r)    Taxes

3.2(s)    Insurance Policies

3.2(u)    Bank and Brokerage Accounts

3.2(w)    Employees/Retirement, Benefits or Compensation Arrangements

3.2(y)    Insurance Issued by PRI

3.2(z)    Patents, Trademarks, etc.

3.2(ee)   Investment Portfolio

5.1       Representations and Warranties Surviving for Statute of Limitations
          Period

7.7       Addresses of Sellers


     FPIC Insurance Group, Inc. agrees to supplementally furnish copies of the foregoing exhibits and schedules to the Securities and Exchange Commission upon request.

                                      FPIC INSURANCE GROUP, INC.

                                      By: /s/ Robert B. Finch
                                          -------------------------------------
                                      Name: Robert B. Finch
                                            -----------------------------------
                                      Title: Executive Vice President/Treasurer
                                             ----------------------------------

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("First Amendment") is dated as of December 23, 1998, among The Estate of Donald D. Goldberg, Seth I. Goldberg, M.D., Glenn T. Goldberg, M.D., Peter Demetriou, Elias Halvatzis, Seymour Sadkin, The Estate of Philip Slater, and Susan Barbiero (collectively, the "Sellers"), and FPIC Insurance Group, Inc., a Florida corporation (the "Purchaser"):


                               W I T N E S S E T H

         WHEREAS,  the  Sellers  and the  Purchaser  are  parties  to the  Stock
Purchase Agreement dated as of November 25, 1998 (the "Stock Purchase Agreement"), pursuant to which the Purchaser agreed to purchase the outstanding capital stock of Administrators for the Professions, Inc., a New York corporation ("AFP"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Stock Purchase Agreement; and

         WHEREAS, Section 2.8 of the Stock Purchase Agreement provides the terms upon which AFP may pay dividends, and provides a final payment to be made either to Sellers or to Purchaser based upon the net worth of AFP as of the Closing;

         WHEREAS, the parties hereto desire to clarify their agreement with respect to the terms contained in Section 2.8 of the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of ten dollars and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1.     Amendment of Stock Purchase Agreement.

         Section 2.8 of the Stock Purchase Agreement is hereby deleted in its entirety and the following is substituted in its stead:

                Section 2.8 Dividends. Prior to the Closing, AFP shall be permitted to continue to pay cash dividends to the Sellers in respect of thier capital stock of AFP; provided, that (i) such payments are consistent with past practices, (ii) such payments do not violate any other covenants contained in this Agreement,
                (iii) the Sellers shall cause AFP to retain a net worth, consisting of cash and cash equivalents, of at least $200,000 as of December 31, 1998 (the "Measurement Date") and as of the Closing; and (iv) no dividends shall be paid after the Measurement Date if the effect of such dividends, had such dividends been paid on the Measurement Date, would have been to reduce AFP's net worth on the Measurement Date below $200,000. The Sellers shall not permit AFP to pay any other dividends. Within forty five (45) days following the Closing, Purchaser shall cause AFP's independent autitors to make a final calculation of the net worth of AFP as of the Measurement Date and shall pay to the Sellers the positive net worth of AFP as of the Measurement Date, which amount shall be allocated among the Sellers consistent with the proportions set forth in Schedule 1.3. In the event that it is determined that AFP has a negative net worth as of the Measurement Date, the Sellers shall promptly pay to Purchaser an amount equal to the difference between $0 and AFP's net worth as of the Measurement Date. The payment obligations under this Section 2.8 shall be in addition to and not limited by any other payment or indemnification provisions in this Agreement. For purposes of this Section 2.8, "net worth" shall mean AFP's assets minus its liabilities determined in accordance with GAAP, as defined herein.

         3.     Effect on the Stock Purchase Agreement.

         This First Amendment is adopted pursuant to Section 7.10 of the Stock Purchase Agreement and except as specifically amended hereby or otherwise provided herein, nothing herein shall amend or modify the terms and provisions of the Stock Purchase Agreement.

         4.     Miscellaneous.

                (a) This First Amendment shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this First Amendment.

                (b) This First Amendment constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

                (c) This First Amendment may be executed in counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                (d) No purported amendment, modification, rescission, waiver or release of any provision of this First Amendment shall be effective unless the same shall be in writing and signed by each of the parties hereto, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this First Amendment as of the day and year first above written.

                                   Purchaser:
                                   FPIC INSURANCE GROUP, INC.

                                   By:  /s/ Robert B. Finch
                                        ----------------------------
                                   Its: Executive Vice President and
					Chief Financial Officer

                                   The Sellers:

                                   The Estate of Donald D. Goldberg

                                   By:  /s/ Seth I. Goldberg
                                        ---------------------------

				   /s/ Seth I. Goldberg
                                   --------------------------------
                                   Seth I. Goldberg, M.D.

                                   /s/ Glenn T. Goldberg
                                   --------------------------------
                                   Glenn T. Goldberg, M.D.

                                   /s/ Peter Demetriou
                                   --------------------------------
                                   Peter Demetriou

                                   /s/ Elias Halvatzis
                                   --------------------------------
                                   Elias Halvatzis

                                   /s/ Seymour Sadkin
                                   --------------------------------
                                   Seymour Sadkin

                                   The Estate of Philip Slater

                                   By:  /s/ Cecile Slater
                                        ---------------------------

                                   /s/ Susan Barbiero
                                   --------------------------------
                                   Susan Barbiero